Exhibit 4.2

TRUST INDENTURE

Providing for the Issue of Convertible Secured Debentures

Dated October 11, 2006

250 YONGE STREET
SUITE 2400
TORONTO, ONTARIO  M5B 2M6

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Meaning of “Outstanding”	15
1.3	Interpretation	16
1.4	Headings, etc.	16
1.5	Day not a Business Day	16
1.6	Applicable Law	17
1.7	Monetary References	17
1.8	Invalidity, etc.	17
1.9	Language	17
1.10	Successors and Assigns	17
1.11	Time of Essence	17
1.12	All Payments Net of Taxes	17
1.13	Schedules	17

ARTICLE 2 THE DEBENTURES		18
2.1	Limit of Debentures	18
2.2	Terms of Debentures of any Series	18
2.3	Form of Debentures	20
2.4	Form and Terms of Initial Debentures	20
2.5	Certification and Delivery of Additional Debentures	25
2.6	Issue of Global Debentures	26
2.7	Execution of Debentures	26
2.8	Certification	27
2.9	Interim Debentures or Certificates	27
2.10	Mutilation, Loss, Theft or Destruction	28
2.11	Concerning Interest	28
2.12	Debentures to Rank Pari Passu	29
2.13	Payments of Amounts Due on Maturity	29
2.14	Payment of Interest	29

ARTICLE 3 LIMITATIONS ON OWNERSHIP		30
3.1	Prohibition Against Ownership by Certain U.S. Retirement Plans	30
3.2	Limitation on U.S. Resident Ownership	32
3.3	Limitation on Ownership by Electric Utilities and Others	32

ARTICLE 4 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP		33
4.1	Fully Registered Debentures	33
4.2	Global Debentures	34
4.3	Transferee Entitled to Registration	36
4.4	No Notice of Trusts	36
4.5	Registers Open for Inspection	36
4.6	Exchanges of Debentures	36
4.7	Closing of Registers	37
4.8	Charges for Registration, Transfer and Exchange	37
4.9	Ownership of Debentures	38

ARTICLE 5 REDEMPTION AND PURCHASE OF DEBENTURES		39
5.1	Applicability of Article	39
5.2	Partial Redemption	39
5.3	Notice of Redemption	40
5.4	Debentures Due on Redemption Dates	40
5.5	Deposit of Redemption Monies	41
5.6	Failure to Surrender Debentures Called for Redemption	41
5.7	Cancellation of Debentures Redeemed	41
5.8	Purchase of Debentures by the Company	42
5.9	Deposit of Maturity Monies	42

ARTICLE 6 SUBORDINATION OF DEBENTURES		43
6.1	Applicability of Article	43
6.2	Order of Payment	43
6.3	Subrogation to Rights of Holders of Senior Secured Indebtedness	45
6.4	Obligation to Pay Not Impaired	45
6.5	Prohibited Payments	45
6.6	Payment on Debentures Permitted	47
6.7	Confirmation of Subordination	48
6.8	Knowledge of Debenture Trustee	48
6.9	Debenture Trustee May Hold Senior Secured Indebtedness	48
6.10	Rights of Holders of Senior Secured Indebtedness Not Impaired	48
6.11	Altering the Senior Secured Indebtedness	49
6.12	Additional Indebtedness	49
6.13	Right of Debentureholder to Convert Not Impaired	49
6.14	Invalidated Payments	49
6.15	Contesting Security	49
6.16	Obligations Created by Article 6	50
6.17	No Set-Off	50
6.18	Amendments to Article 6	50

ARTICLE 7 CONVERSION OF DEBENTURES		51
7.1	Applicability of Article	51
7.2	Notice of Expiry of Conversion Privilege	51
7.3	Revival of Right to Convert	51
7.4	Manner of Exercise of Right to Convert	51
7.5	Adjustment of Conversion Price	53
7.6	No Requirement to Issue Fractional IPSs	57
7.7	Company to Reserve IPSs	57
7.8	Cancellation of Converted Debentures	57
7.9	Certificate as to Adjustment	57
7.10	Notice of Special Matters	58
7.11	Protection of Debenture Trustee	58
7.12	Allocation of IPSs	58

ARTICLE 8 COVENANTS OF THE COMPANY		59
8.1	To Pay Principal and Interest	59
8.2	To Pay Debenture Trustee’s Remuneration	59
8.3	To Give Notice of Default	59

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8.4	Preservation of Existence, etc.	59
8.5	Keeping of Books	59
8.6	Reporting Requirements	60
8.7	Performance of Covenants by Debenture Trustee	60
8.8	Listing	60
8.9	Regarding Redemption	60
8.10	Regarding Covenants	60

ARTICLE 9 DEFAULT		60
9.1	Events of Default	60
9.2	Notice of Events of Default	62
9.3	Waiver of Default	63
9.4	Enforcement by the Debenture Trustee	63
9.5	No Suits by Debentureholders	65
9.6	Application of Monies by Debenture Trustee	65
9.7	Notice of Payment by Debenture Trustee	66
9.8	Debenture Trustee May Demand Production of Debentures	66
9.9	Remedies Cumulative	66
9.10	Judgment Against the Company	67
9.11	Subordination	67

ARTICLE 10 SATISFACTION AND DISCHARGE		67
10.1	Cancellation and Destruction	67
10.2	Non-Presentation of Debentures	67
10.3	Repayment of Unclaimed Monies	68
10.4	Discharge	68
10.5	Satisfaction	68
10.6	Continuance of Rights, Duties and Obligations	70

ARTICLE 11 IPS INTEREST PAYMENT ELECTION		70
11.1	IPS Interest Payment Election	70

ARTICLE 12 SUCCESSORS		73
12.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.	73
12.2	Vesting of Powers in Successor	75

ARTICLE 13 COMPULSORY ACQUISITION		75
13.1	Definitions	75
13.2	Offer for Debentures	76
13.3	Offeror’s Notice to Dissenting Debentureholders	76
13.4	Delivery of Debenture Certificates	77
13.5	Payment of Consideration to Debenture Trustee	77
13.6	Consideration to be held in Trust	77
13.7	Completion of Transfer of Debentures to Offeror	77
13.8	Demand for Payment of Fair Value	78
13.9	Communication of Offer to the Company	79

ARTICLE 14 MEETINGS OF DEBENTUREHOLDERS		79
14.1	Right to Convene Meeting	79
14.2	Notice of Meetings	79

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14.3	Chairman	81
14.4	Quorum	81
14.5	Power to Adjourn	81
14.6	Show of Hands	82
14.7	Poll	82
14.8	Voting	82
14.9	Proxies	82
14.10	Persons Entitled to Attend Meetings	83
14.11	Powers Exercisable by Extraordinary Resolution	83
14.12	Meaning of “Extraordinary Resolution”	85
14.13	Powers Cumulative	86
14.14	Minutes	86
14.15	Instruments in Writing	86
14.16	Binding Effect of Resolutions	86
14.17	Evidence of Rights Of Debentureholders	87
14.18	Concerning Serial Meetings	87

ARTICLE 15 NOTICES		87
15.1	Notice to the Company	87
15.2	Notice to Debentureholders	87
15.3	Notice to Debenture Trustee	88
15.4	Mail Service Interruption	88

ARTICLE 16 CONCERNING THE DEBENTURE TRUSTEE		88
16.1	No Conflict of Interest	88
16.2	Replacement of Debenture Trustee	89
16.3	Duties of Debenture Trustee	90
16.4	Reliance Upon Declarations, Opinions, etc.	90
16.5	Evidence and Authority to Debenture Trustee, Opinions, etc.	90
16.6	Debenture Trustee May Rely on Certificate of the Manager	91
16.7	Experts, Advisers and Agents	91
16.8	Debenture Trustee May Deal in Debentures	92
16.9	Investment of Monies Held by Debenture Trustee	92
16.10	Debenture Trustee will Disburse Only Monies Deposited	92
16.11	Debenture Trustee Not Ordinarily Bound	93
16.12	Debenture Trustee Not Required to Give Security	93
16.13	Debenture Trustee Not Bound to Act on the Company’s Request	93
16.14	Debenture Trustee Not Bound to Act	93
16.15	Debenture Trustee Protected in Acting	94
16.16	Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder	94
16.17	Authority to Carry on Business	94
16.18	Compensation and Indemnity	94
16.19	Acceptance of Trust	95
16.20	Withholding Obligation	95

ARTICLE 17 SUPPLEMENTAL INDENTURES		96
17.1	Supplemental Indentures	96

4

ARTICLE 18 SECURITY		97
18.1	Security Documents	97

ARTICLE 19 EXECUTION AND FORMAL DATE		98
19.1	Execution	98
19.2	Formal Date	98

5

TRUST INDENTURE

THIS TRUST INDENTURE made as of the 11th day of October, 2006,

BETWEEN:

ATLANTIC POWER CORPORATION, a corporation continued under the laws of the Province of British Columbia

(hereinafter referred to as the “Company”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company authorized to carry on business in all of the provinces and territories of Canada

(hereinafter referred to as the “Debenture Trustee”)

WITNESSES THAT:

WHEREAS the Company deems it advisable to create and issue the Debentures to be created and issued in the manner as herein provided;

AND WHEREAS the Company, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS all necessary steps in relation to the Company have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the Debentures, when certified by the Debenture Trustee and issued as in this Indenture provided, legal, valid and binding obligations of the Company;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Debenture Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1                                                                               Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)                                  “90% Redemption Right” has the meaning ascribed thereto in Section 2.4(h)(iv);

(b)                                 “Additional Debentures” means Debentures of any one or more series, other than the first series of Debentures being the Initial Debentures, issued under this Indenture;

(c)                                  “Affiliate” of any specified Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;

(d)                                 “Applicable Laws” means any and all laws, including all federal, state, provincial and local statutes, codes, ordinances, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards or other requirements of any other governmental entity, binding on or affecting the Person referred to in the context in which the term was used;

(e)                                  “Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the provinces and territories of Canada;

(f)                                    “Atlantic Holdings” means Atlantic Power Holdings, LLC, a limited liability company formed under the laws of Delaware;

(g)                                 “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors, or the Bankruptcy and Insolvency Act (Canada) or any other Canadian federal or provincial law or foreign law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors;

(h)                                 “Beneficial Holder” means any person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

(i)                                     “Blockage Notice” is defined in Section 6.5;

(j)                                     “Business Day” means any day other than a Saturday, Sunday or statutory holiday in Toronto, Ontario;

(k)                                  “Canadian Dollars” or “C$” means the lawful money in Canada;

(l)                                     “Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP;

(m)                               “Capital Stock” means:  (i) in the case of a corporation, corporate stock or equity interests, including, without limitation, corporate stock represented by IPSs and corporate stock outstanding upon the separation of IPSs into the securities represented thereby; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

(n)                                 “Cash Flow Coverage Ratio” means for the most recently ended four full fiscal quarters of the Company for which financial statements are available, the ratio of Company Cash Flow for such period to the total Interest Expense of the Company plus any mandatory principal repayments on outstanding Indebtedness of the Company for such period;

(o)                                 “Certificate of the Manager” means a written certificate signed by any one of the Chief Executive Officer or Chief Financial Officer of the Manager;

(p)                                 “Change of Control” means the occurrence of any of the following events:

(i)                                     the sale, lease or transfer to any Person or group, in one or a series of related transactions, of the Company’s or Atlantic Holdings’ assets generating more than 66 2/3% of Company Cash Flow for the 12-month period ended on the last day of the most recent fiscal quarter;

(ii)                                  the adoption of a plan relating to the liquidation or dissolution of the Company or Atlantic Holdings;

(iii)                               the acquisition by any Person or group of a direct or indirect interest in more than 50% of: (A) the Common Shares of the Company or the common membership interests of Atlantic Holdings; or (B) the voting power or Voting Stock of the Company or Atlantic Holdings; by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction); or

(iv)                              the merger or consolidation of the Company or Atlantic Holdings with or into another Person or the merger of another Person into the Company or Atlantic Holdings with the effect that immediately after such transaction the shareholders of the Company or the holders of common membership interests of Atlantic Holdings immediately prior to such transaction hold, directly or indirectly, less than 50% of the total Voting Stock of the Person surviving such merger or consolidation, in each case other than the creation of a holding company that does not involve a change in the beneficial ownership of the Company or Atlantic Holdings as a result of such transaction;

(q)                                 “Change of Control Notice” has the meaning attributed to it in Section 2.4(h)(ii);

(r)                                    “Collateral Agency and Intercreditor Agreement” means that certain Second Amended and Restated Collateral Agency and Intercreditor Agreement dated as of October 11, 2006, by and among Bank of Montreal as collateral agent, the lenders party to the Existing Credit Facility, Bank of Montreal as agent under the Existing Credit Facility, the lenders party to the Term Loan Facility, Bank of Montreal as agent under the Term Loan Facility, the Debenture Trustee and Computershare Trust Company of Canada as “Trustee” under the Subordinated Note Indenture, as such agreement may be amended, restated, supplemented, or otherwise modified from time to time and at any time;

(s)                                  “Collateral Agent” means Bank of Montreal in its capacity as “Collateral Agent” pursuant to the Collateral Agency and Intercreditor Agreement;

(t)                                    “Common Share” means the common shares in the capital of the Company;

(u)                                 “Company” has the meaning attributed to it in the recitals;

(v)                                 “Company’s Auditors” or “Auditors of the Company” means an independent firm of chartered accountants duly appointed as auditors of the Company;

(w)                               “Company Cash Flow” means, for any period, the difference of (i) the aggregate amount of all cash distributions received or receivable in respect of such period, by the Company from Atlantic Holdings or any other source during such period plus the Company’s pro rata share (based on its common membership ownership interest in Atlantic Holdings) of any cash distributions received by Atlantic Holdings in respect of such period and retained by Atlantic Holdings, in each such case exclusive of any distribution attributable to any net proceeds realized by the Company, a Significant Entity of the Company or a project upon the sale or disposition of plant, property and equipment, which is not disposed of in the ordinary course of business and any other extraordinary items, minus (ii) any amounts paid in cash by the Company in respect of expenses (other than Interest Expense), including taxes determined on a pro forma, annual basis for a full tax year;

(x)                                   “Conversion Price” means (i) with respect to the Initial Debentures, the C$12.40 amount for which each IPS may be issued from time to time upon the conversion of the Initial Debentures, as adjusted in accordance with the provisions of Article 7 and (ii) for any other series of Debentures which are by their terms convertible, the amount set upon their creation, as adjusted in accordance with the provisions of Article 7;

(y)                                 “Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Debenture Trustee or retained or employed by the Company and acceptable to the Debenture Trustee, acting reasonably;

(z)                                   “Current Market Price” means the volume weighted average price per IPS, in Canadian Dollars, for the 20 consecutive trading days ending on the fifth trading day preceding the date of the applicable event on the TSX (or, if not listed thereon, on such stock exchange on which IPSs are listed or, if the IPSs are not listed on any stock exchange, then on the over-the-counter market) or, if there is no market, fair value as determined by an independent financial advisor;

(aa)                            “Date of Conversion” has the meaning ascribed thereto in Section 7.4(b);

(bb)                          “Debenture Liabilities” means the indebtedness, liabilities and obligations of the Company under Debentures issued under this Indenture of any series, including on account of principal, interest or otherwise;

(cc)                            “Debenture Trustee” means Computershare Trust Company of Canada and includes any successor or successors or any other trustee subsequently appointed pursuant to Section 16.2;

(dd)                          “Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures;

(ee)                            “Debentures” means the debentures, notes or other evidence of indebtedness of the Company issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form or in the form of Global Debentures;

(ff)                                “Depository” means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the Person designated as depository by the Company pursuant to Section 2.6(a) until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Debentures of any series shall mean each depository with respect to the Global Debentures of such series and, in the case of the Initial Debentures, the Depository shall initially be the Canadian Depository for Securities Limited (“CDS”);

(gg)                          “Depository Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time, a Depository effects book entries for a Global Debenture deposited with the Depository;

(hh)                          “Designated Senior Secured Indebtedness” means outstanding Senior Secured Indebtedness which requires subordinated debt of the Company to have a forbearance provision.

(ii)                                  “Directors” means the directors of the Company on the date hereof or such directors as may, from time to time, be appointed or elected directors of the Company pursuant to the Company’s articles and by-laws, and applicable laws, and “Director” means any one of them, and reference to action by the Directors means action by the Directors as a board;

(jj)                                  “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, or any successor statute;

(kk)                            “Event of Default” has the meaning ascribed thereto in Section 9.1;

(ll)                                  “Existing Credit Facility” means the credit agreement in connection with a revolving term credit facility dated as of November 18, 2004, as amended to the date hereof, among, inter alia, Atlantic Holdings, as borrower, the various financial institutions as are or may become parties thereto, and Bank of Montreal, as agent, as amended by that certain First Amendment to Credit Agreement dated as of April 29, 2005, as further amended by that certain Second Amendment to Credit Agreement dated as of November 18, 2005, as further amended by that certain Third Amendment to Credit Agreement, dated as of September 15, 2006, as further amended by that certain Fourth Amendment to Credit Agreement  dated as of October 11, 2006 and as may be further modified, amended, revised, restated, supplemented, assigned or replaced from time to time and at any time;

(mm)                      “Existing Investors” means Teton Power Holdings, LLC, Epsilon Power Holdings, LLC and Umatilla Power Holdings, LLC;

(nn)                          “Existing Investor Interests” means the common membership interests and Class B membership interests in Atlantic Holdings held by the Existing Investors;

(oo)                          “Extraordinary Resolution” has the meaning ascribed thereto in Section 14.12;

(pp)                          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction;

(qq)                          “Freely Tradeable” means, in respect of any IPSs, Common Shares, Subordinated Notes or any other securities of the Company or any other Person, as the case may be, which securities (i) may be issued without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Legislation and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar offering document) under Applicable Securities Legislation; and (ii) can be traded by the holder thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a control distribution (as defined in the Applicable Securities Legislation);

(rr)                                “Fully Registered Debentures” means Debentures registered as to both principal and interest;

(ss)                            “generally accepted accounting principles or GAAP” means generally accepted accounting principles in Canada from time to time approved by the Canadian Institute of Chartered Accountants;

(tt)                                “Global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system;

(uu)                          “Government Obligations” means short-term Canadian government obligations;

(vv)                          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) direct or indirect, in any manner (including, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness or other obligations;

(ww)                      “Guarantee” means that certain guarantee dated as of October 11, 2006 by each of the Guarantors listed on Schedule 1 hereto and any other guarantee of the obligations of the Company under this Indenture by any Person in accordance with the provisions of this Indenture, in each case, as same may from time to time be modified, amended, revised, restated, supplemented, assigned, consolidated or replaced;

(xx)                              “Guarantor” means any Person that incurs a Guarantee including the parties listed as Guarantors on Schedule 1; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor;

(yy)                          “Incur” means issue, assume, guarantee, incur or otherwise become liable for and “Incurred” or “Incurrence” will have a corresponding meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Significant Entity (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Significant Entity;

(zz)                              “Indebtedness” means, with respect to any Person:  (i) the principal of any indebtedness of such Person, whether or not contingent: (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred and Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, or (d) in respect of Capitalized Lease Obligations; (ii) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (iii) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; provided, further, that any obligation of the Company or any Significant Entity in respect of account credits or participants under any employee, director or officer compensation plan of the Company or Significant Entity and any obligation of the Company or any Significant Entity in respect of the Liquidity Right, will be deemed not to constitute Indebtedness;

(aaa)                      “Initial Debentureholders” means the Persons for the time being entered into the register of Debentures as registered holders of the Initial Debentures;

(bbb)                   “Initial Debentures” means the Debentures designated as “6.25% Convertible Secured Debentures” and described in Section 2.4;

(ccc)                      “Interest Expense” means, in respect of any Person, for any period, the total cash interest expense (including that attributable to Capitalized Lease Obligations) of such Person for such period with respect to all outstanding Indebtedness of such Person (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under hedge agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP);

(ddd)                   “Interest Obligation” means the obligation of the Company to pay interest on the Debentures, as and when the same becomes due;

(eee)                      “Interest Payment Date” means a date specified in a Debenture as the date on which an instalment of interest on such Debenture shall become due and payable;

(fff)                            “IPS” means an “income participating security” consisting of one Common Share and C$5.767 aggregate principal amount of Subordinated Notes, as such IPSs are constituted on the date of execution and delivery of this Indenture and for greater certainty, upon or following a separation of IPSs, references herein to IPSs shall mean and refer to the component Common Share and Subordinated Notes thereof; provided that in the event of a change or a subdivision, redivision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such other similar transaction, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales, conveyances, liquidations, dissolutions, windings-up or similar transactions, then “IPSs” shall mean securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up or such other similar transaction;

(ggg)                   “IPS Bid Request” means a request for bids to purchase IPSs (to be issued by the Company on the IPS Delivery Date) made by the Debenture Trustee in accordance with the IPS Interest Payment Election Notice and which shall make the acceptance of any bid conditional upon the acceptance of sufficient bids to result in aggregate net proceeds from such issue and sale of IPSs which, together with the cash payments by the Company, if any, equal the Interest Obligation;

(hhh)                   “IPS Delivery Date” means a date not less than one Business Day prior to the applicable Interest Payment Date, upon which IPSs are delivered by the Company to the Debenture Trustee for sale pursuant to IPS Purchase Agreements (together with the cash payments by the Company, if any, required to be made in order to pay in full the applicable Interest Obligation);

(iii)                               “IPS Interest Payment Election” means an election by the Company to raise funds to satisfy all or part of an Interest Obligation on the applicable Interest Payment Date by the delivery of IPSs in the manner described in the IPS Interest Payment Election Notice;

(jjj)                               “IPS Interest Payment Election Amount” means the sum of (i) the amount of the aggregate net proceeds resulting from the sale of IPSs on the IPS Delivery Date pursuant to acceptable bids obtained pursuant to the IPS Bid Request; and (ii) the cash payments by the Company, if any, including any cash amount paid by the Company in respect of fractional IPSs pursuant to Section 11.1(g), which sum shall be equal to the aggregate amount of the Interest Obligation in respect of which the IPS Interest Payment Election Notice was delivered;

(kkk)                      “IPS Interest Payment Election Notice” means a written notice made by the Company to the Debenture Trustee specifying:

(i)                                     the Interest Obligation to which the election relates;

(ii)                                  the IPS Interest Payment Election Amount;

(iii)                               the investment banks, brokers or dealers (i) through which the Debenture Trustee shall seek bids to purchase the IPSs and the conditions of such bids, which may include the minimum number of IPSs, minimum price per IPS, timing for closing for bids and such other matters as the Company may specify, or (ii) with which the Company will establish an account or accounts for the purpose of selling IPSs; and

(iv)                              that the Debenture Trustee shall accept through the investment banks, brokers or dealers selected by the Company only those bids which comply with such notice;

(lll)                               “IPS Proceeds Investment” has the meaning attributed thereto in Section 11.1(h);

(mmm)             “IPS Purchase Agreement” means an agreement in customary form among the Company, the Debenture Trustee and the Persons making acceptable bids pursuant to an IPS Bid Request, providing for the purchase of IPSs, which complies with all applicable laws, including the Applicable Securities Legislation and the rules and regulations of any stock exchange on which the Debentures or IPSs are then listed;

(nnn)                   “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Personal Property Security Act (Ontario) (or equivalent statutes) of any jurisdiction); provided that in no event will an operating lease be deemed to constitute a Lien;

(ooo)                   “Liquidity Right” means the right in the limited liability company agreement of Atlantic Holdings permitting the holders of the Existing Investor Interests to require Atlantic Holdings to purchase for cancellation the Existing Investor Interests;

(ppp)                   “Major Project Operating Entity” means a Project Operating Entity if the cash distributions received indirectly by Atlantic Holdings from such Project Operating Entity during the 12 month period ended on the last day of the most recent fiscal quarter represent, in the aggregate, 20% or more of the consolidated cash flow of Atlantic Holdings determined in accordance with U.S. GAAP for such period;

(qqq)                   “Major Significant Entity” means a Significant Entity of the Company if the cash flow of the Significant Entity for the 12 month period ended on the last day of the most recent fiscal quarter, on a consolidated basis, is equal to or greater than 20% of the consolidated cash flow of the Company determined in accordance with U.S. GAAP for such period and includes each Major Project Operating Entity;

(rrr)                            “Manager” means Atlantic Power Management, LLC, the manager of the Company;

(sss)                      “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, financial condition, or assets of (i) the Company or (ii) Atlantic Holdings and its consolidated Significant Entities taken as a whole; (b) a material impairment of the ability of Atlantic Holdings or the Guarantors to pay any obligation when due or otherwise to perform its material obligations under the Senior Credit Agreements or the Security Documents, in each case, to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Indenture, the Senior Credit Agreements or the Security Documents, in each case, against the Company, Atlantic Holdings or any Guarantor a party thereto;

(ttt)                            “Maturity Account” means an account or accounts required to be established by the Company (and which shall be maintained by and subject to the control of the Debenture Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

(uuu)                   “Maturity Date” for a Debenture means the date of maturity for such Debenture as prescribed in this Indenture or in any supplement hereto;

(vvv)                   “Offering” means the public offering by short form prospectus dated October 2, 2006 of C$60,000,000 aggregate principal amount of Initial Debentures;

(www)             “Ordinary Resolution” has the same meaning as “Extraordinary Resolution” except that references in the latter to “66 2/3%” shall become references to “a majority” for the purposes of defining “Ordinary Resolution”;

(xxx)                         “Payment Blockage Period” is defined in Section 6.5;

(yyy)                   “Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption and conversion provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Debentures from time to time;

(zzz)                         “Person” includes an individual, corporation, company, limited liability company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(aaaa)                “Pledge Agreements” means those amended and restated pledge agreements dated the date of this Indenture between the Pledgors and the Collateral Agent, as set out in Schedule 2, as same may from time to time be modified, amended, revised, restated, supplemented, assigned, consolidated or replaced and “Pledge Agreement” means any one of such agreements;

(bbbb)            “Pledgor” means any Person that enters into a Pledge Agreement including the parties listed as Pledgors on Schedule 2;

(cccc)                “Proceedings” means any action, suit, remedy or proceeding (whether judicial or extra-judicial) against the Company or any of its Significant Entities, or any of their respective property, assets or undertaking, to collect or enforce payment of the principal of, premium, if any, and interest on any or all of the Debentures or any other amounts owing under the Debentures or this Indenture or to enforce performance of any other covenants or obligations of the Company under this Indenture or any of the Debentures (including, without limitation, any action or proceedings for payment under the Debentures, the appointment of a liquidator or receiver of the Company or any of its Significant Entities or any of its property, assets or undertaking or the winding up of the Company or any of its Significant Entities or any proceeding to petition the Company or any of its Significant Entities into bankruptcy);

(dddd)            “Project Operating Entity” means a limited partnership, corporation or other entity that directly owns the Projects;

(eeee)                “Projects” means the projects described in the Prospectus as well as any other power generation or transmission projects, energy-related projects, utility or infrastructure projects or other projects in which the Company has a direct or indirect investment;

(ffff)                        “Prospectus” means the final prospectus of the Company dated October 2, 2006 and filed with the securities regulatory authorities in each province and territory of Canada;

(gggg)            “Put Date” has the meaning ascribed thereto in Section 2.4(h)(i);

(hhhh)            “Put Price” has the meaning ascribed thereto in Section 2.4(h)(i);

(iiii)                            “Put Right” has the meaning ascribed thereto in Section 2.4(h)(i);

(jjjj)                            “Redemption Date” has the meaning ascribed thereto in Section 5.3;

(kkkk)                “Redemption Notice” has the meaning ascribed thereto in Section 5.3;

(llll)                            “Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture;

(mmmm)                                                    “Representative” means the trustee, agent or representative (if any) for an issue of Senior Secured Indebtedness;

(nnnn)            “Security Documents” means the Pledge Agreements and the Guarantees;

(oooo)            “Securityholder” means the Person in whose name a security is registered on the registrar’s books;

(pppp)            “Senior Credit Agreements” means the Existing Credit Facility and the Term Loan Facility;

(qqqq)            “Senior Creditor” means a holder or holders of Senior Secured Indebtedness and includes any agent or agents or representative or representatives or trustee or trustees of any such holder or holders;

(rrrr)                        “Senior Secured Indebtedness” shall mean the principal of and the interest and premium (or any other amounts payable thereunder), if any, on:

(i)                                     all secured Indebtedness, liabilities and obligations of the Company, Atlantic Holdings and any other Guarantor, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed whether or not in connection with an acquisition by the Company, Atlantic Holdings or any other Guarantor of any businesses, properties or other assets or for monies borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers’ acceptances, letters of credit, debt instruments, bank debt and financial leases, and any other secured liability evidenced by bonds, debentures, notes or similar instruments) or whether or not in connection with an acquisition of any businesses, properties or other assets or for monies borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers’ acceptances, letters of credit, debt instruments, bank debt and financial leases, and any other secured liability evidenced by bonds, debentures, notes or similar instruments) by others including, without limitation, any Significant Entity of the Company or any Guarantor, for payment of which the Company, Atlantic Holdings or such other Guarantor is responsible or liable, whether absolutely or contingently;

(ii)                                  all secured obligations of the Company, Atlantic Holdings, any other Guarantor or any Significant Entity under (A) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements, and (B) other agreements or arrangements designed to manage or hedge fluctuations in currency exchange, interest rates or commodity prices;

(iii)                               all Indebtedness, liabilities and obligations under the guarantee(s) now or at any time hereafter granted by the Company, Atlantic Holdings, any other Guarantor or any of their Significant Entities in respect of the obligations, liabilities and indebtedness under either or both of the Senior Credit Agreements; and

(iv)                              amendments, restatements, modifications, renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations,

unless in each case it is provided by the terms of the instrument creating or evidencing such secured indebtedness, liabilities or obligations that such secured indebtedness, liabilities or obligations are not superior in right of payment to Debentures; and “Senior Secured Indebtedness” shall, in all events, exclude the Subordinated Notes but include all of the obligations of the borrower, issuer and/or guarantor under either or both of the Senior Credit Agreements;

(ssss)                “Senior Security” means all mortgages, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, granted by the Company and its Significant Entities, including without limitation Atlantic Power Holdings and the Guarantors and held by or on behalf of any Senior Creditor and in any manner securing any Senior Secured Indebtedness;

(tttt)                        “Significant Entity” means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which 40% or more of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Significant Entities of that Person or a combination thereof and (ii) any partnership, joint venture or limited liability company of which 40% or more of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Significant Entities of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and, in the case of a general or limited partnership, such Person owns or controls, directly or indirectly, 40% or more of the total equity and voting rights of the general partner of such entity;

(uuuu)            “Subordinated Indebtedness” means, with respect to the Company, any Guarantor or any Significant Entity, (i) all indebtedness which is not Senior Indebtedness or pari passu indebtedness, (ii) the Subordinated Notes, (iii) all unsecured indebtedness or obligations of the Company, any Guarantor or any Significant Entity, and (iv) any indebtedness of the Company, any Guarantor or any Significant Entity that is subordinated pursuant to the terms of the instrument creating or evidencing such indebtedness;

(vvvv)            “Subordinated Notes” means the 11.0% secured, subordinated notes issued and to be issued from time to time by the Company pursuant to the Subordinated Note Indenture;

(wwww)                                                 “Subordinated Note Indenture” means the indenture dated November 18, 2004 between the Company, Atlantic Holdings, Computershare Trust Company of Canada and certain other parties;

(xxxx)    “Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;

(yyyy)            “Term Loan Facility” means the term loan credit facility established pursuant to a credit agreement dated September 15, 2006 by and among Atlantic Holdings, the various financial institutions as are or may become parties thereto and Bank of Montreal, as administrative agent, as amended by that certain First Amendment to Term Loan Credit Agreement dated as of October 11, 2006 and as may be further modified, amended, revised, restated, supplemented, assigned or replaced from time to time and at any time;

(zzzz)                    “Teton Funding” means Teton Power Funding, LLC;

(aaaaa)          “this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(bbbbb)                                                     “Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 7 which is to be set forth for each series of Debentures which by their terms are to be convertible;

(ccccc)          “Total Put Price” has the meaning ascribed thereto in Section 2.4(h)(i);

(ddddd)                                                     “trading day” means, with respect to the TSX or other market for securities, any day on which such exchange or market is open for trading or quotation;

(eeeee)          “TSX” means the Toronto Stock Exchange or its successor or successors;

(fffff)                    “Underwriters” means, with respect to the Initial Debentures, BMO Nesbitt Burns Inc., National Bank Financial Inc., RBC Dominion Securities Inc., Scotia Capital Inc., CIBC World Markets Inc., TD Securities Inc. and Dundee Securities Corporation, and with respect to any Additional Debentures of the Company, those Persons or that Person that agrees to purchase, as a security issue, on a fixed date at a fixed price, Additional Debentures of the Company with a view to public distribution of such Additional Debentures;

(ggggg)                                                     “Underwriting Agreement” means the underwriting agreement dated September 22, 2006 by and among the Company, Atlantic Holdings and the Underwriters with respect to, among other securities, the Initial Debentures;

(hhhhh)                                                     “U.S.” means the United States of America, its territories and possessions and States of the U.S.;

(iiiii)                           “U.S. Dollars” or “US$” means the lawful money in the U.S.;

(jjjjj)                           “U.S. Plan Assets” means any underlying assets described in clause (iii) of the definition of “U.S. Retirement Plan” and any assets of any “employee benefit plan” or “plan” described in clause (i) or (ii) of such definition;

(kkkkk)            “U.S. Retirement Plan” means (i) any “employee benefit plan”, as defined in Section 3 of ERISA that is subject to Title I of ERISA, (ii) any “plan”, as defined in and subject to Section 4975 of the U.S. Tax Code, and (iii) any other entity which may be deemed (pursuant to ERISA, regulations of the United States Department of Labor or otherwise) to hold at any time assets of any such “employee benefit plan” or “plan” for any purpose of ERISA or Section 4975 of the U.S. Tax Code;

(lllll)                           “U.S. Retirement Plan Debentures” has the meaning ascribed thereto in Section 3.1;

(mmmmm)                                             “U.S. Retirement Plan Holder” has the meaning ascribed thereto in Section 3.1;

(nnnnn)       “U.S. Retirement Plan Prohibition” has the meaning ascribed thereto in Section 3.1;

(ooooo)       “U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended, or any successor statute;

(ppppp)       “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees, as the case may be, of such Person;

(qqqqq)                                                     “Written Direction of the Manager” means an instrument in writing signed by any one of the Chief Executive Officer or Chief Financial Officer of the Manager.

1.2                                                                               Meaning of “Outstanding”

Every Debenture certified and delivered by the Debenture Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted, redeemed or delivered to the Debenture Trustee for cancellation, conversion or redemption or monies and/or IPSs or other securities or property, as the case may be, for the payment thereof shall have been set aside under Section 10.2, provided that:

(a)                                  Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)                                 when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)                                  for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of

Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Company or a Significant Entity of the Company shall be disregarded except that:

(i)                                     for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, acquisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded;

(ii)                                  Debentures so owned which have been pledged in good faith other than to the Company or a Significant Entity of the Company shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his or her discretion free from the control of the Company or a Significant Entity of the Company; and

(iii)                               Debentures so owned shall not be disregarded if they are the only Debentures outstanding.

1.3                                                                               Interpretation

In this Indenture:

(a)                                  words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, respectively, and vice versa;

(b)                                 all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)                                  all references to Sections, subsections or clauses refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

(d)                                 words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4                                                                               Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5                                                                               Day not a Business Day

In the event that any day on which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.6                                                                               Applicable Law

This Indenture and the Debentures shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.  The Company hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

1.7                                                                               Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.8                                                                               Invalidity, etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.9                                                                               Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule A, be drawn up in the English language only.

Les parties aux présentes reconnaissent avoir accepté et demandé que le présent acte de fiducie et tous les documents s’y rapportant, y compris, sans restreindre la portée générale de ce qui précède, le formulaire de débenture joint aux présentes à titre d’annexe A, soient rédigés en langue anglaise seulement.

1.10                                                                        Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether expressed or not.

1.11                                                                        Time of Essence

Time shall be of the essence of this Indenture.

1.12                                                                        All Payments Net of Taxes

For greater certainty, any and all payments to be made pursuant to this Indenture of or on account of principal, premium, if any, and interest or any deemed interest on the Debentures (including upon redemption, purchase or conversion of the Debentures) or of any other amount, whether paid or payable in money, IPSs or other securities or property, shall be made subject to the deduction of any and all applicable taxes or withholdings.

1.13                                                                        Schedules

The following Schedules form part of this Indenture:

Schedule “A”	—	Form of Debenture
Schedule “B”	—	Form of Redemption Notice
Schedule “C”	—	Form of Maturity Notice
Schedule “D”	—	Form of Notice of Conversion
Schedule “E”	—	Form of Put Exercise Notice
Schedule 1	—	Guarantors
Schedule 2	—	Pledgors, Pledge Agreements and Security Agreement

ARTICLE 2

THE DEBENTURES

2.1                                                                               Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited; provided, however that Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2                                                                               Terms of Debentures of any Series

The Debentures may be issued in one or more series.  There shall be established herein or in or pursuant to one or more indentures supplemental hereto or pursuant to the Written Direction of the Manager, prior to the initial issuance of Debentures of any particular series (other than the Initial Debentures, which are provided for in Section 2.4):

(a)                                  the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)                                 any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 2.10, 4.2, 4.3 and 4.6);

(c)                                  the date or dates on which the principal of the Debentures of the series is payable;

(d)                                 the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)                                  the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)                                    the right, if any, of the Company to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)                                 the obligation, if any, of the Company to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)                                 if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)                                     subject to the provisions of this Indenture, any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)                                     any other events of default or covenants with respect to the Debentures of the series;

(k)                                  whether and under what circumstances the Debentures of the series will be convertible into or exchangeable, in whole or in part, for securities of any Person;

(l)                                     the form and terms of the Debentures of the series;

(m)                               if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name, or whose nominee’s name, the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.9 or 4.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged for Fully Registered Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof;

(n)                                 if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(o)                                 any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Directors, Certificate of the Manager or in an indenture supplemental hereto.  Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Directors, Certificate of the Manager or in an indenture supplemental hereto.

2.3                                                                               Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Directors (as set forth in a resolution of the Directors or to the extent established pursuant to, rather than set forth in, a resolution of the Directors, in a Certificate of the Manager detailing such establishment) or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the Directors or authorized officer(s) of the Manager executing such Debentures, as conclusively evidenced by his or her execution of such Debentures.  The Debenture Trustee shall not be required to ensure compliance with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage in connection with the issue, transfer or conversion of the Debentures.  The responsibility for compliance with the foregoing shall be that of the Company or the holder, as applicable.

2.4                                                                               Form and Terms of Initial Debentures

(a)                                  The first series of Debentures (the “Initial Debentures”) authorized for issue immediately is limited to an aggregate principal amount of $60,000,000 and shall be designated as “6.25% Convertible Secured Debentures”.

(b)                                 The Initial Debentures shall be dated as of the date of closing of the Offering, shall mature on October 31, 2011 and shall bear interest from the date of issue at the rate of 6.25% per annum, payable semi-annually in arrears on April 30 and October 31 in each year, the first such payment to fall due on April 30, 2007 and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, the Maturity Date or the earlier date of redemption or conversion of the Initial Debentures) to fall due on the Maturity Date or the earlier date of redemption or conversion, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually.  For certainty, the first interest payment will include interest accrued and unpaid from and including October 11, 2006 to, but excluding, April 30, 2007, which will be equal to $34.42 for each $1,000 principal amount of the Initial Debentures.

(c)                                  The Initial Debentures will be redeemable at the option of the Company in accordance with the terms of Article 5, provided that the Initial Debentures will not be redeemable on or prior to October 31, 2009.  After October 31, 2009 and prior to the Maturity Date, the Initial Debentures may be redeemed in whole or in part from time to time at the option of the Company on notice as provided for in Section 5.3, provided that the Current Market Price is at least 125% of the Conversion Price and the Company shall have provided to the Debenture Trustee a Certificate of the Manager confirming such Current Market Price.  In such circumstances, the Initial Debentures will be redeemable at a price equal to their principal amount plus accrued and unpaid interest.  The Redemption Notice for the Initial Debentures shall be substantially in the form of Schedule B.

(d)                                 The Initial Debentures will be subordinated to the Senior Secured Indebtedness (including indebtedness outstanding under either or both of the Senior Credit Agreements) in accordance with the provisions of Article 6.  The Company covenants and agrees that the Initial Debentures will be senior to any Subordinated Indebtedness, including the Subordinated Notes, such that no payment of principal on any such debt shall be made nor shall any trustee or holders thereof be entitled to demand, accelerate, institute Proceedings, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of payment of principal until such time as: (i) the obligations under the Initial Debentures shall have been indefeasibly paid in full in cash; or (ii) all of the Initial Debentures have been converted in accordance with Article 7.

(e)                                  Upon and subject to the provisions and conditions of Article 7, the holder of each Initial Debenture shall have the right, at such holder’s option, at any time prior to the earlier of the close of business on the Maturity Date and the last Business Day immediately preceding the Redemption Date specified by the Company for redemption of the Initial Debentures by notice to the holders of Initial Debentures in accordance with Sections 2.4(c) and 5.3 (the earlier of which will be the “Time of Expiry” for the purposes of Article 7 in respect of the Initial Debentures), to convert the whole or, in the case of a Debenture of a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into Freely Tradeable IPSs at the Conversion Price in effect on the Date of Conversion (as defined in Section 7.4(b)).

The Conversion Price in effect on the date hereof for each IPS to be issued upon the conversion of Initial Debentures shall be equal to $12.40 per IPS being a conversion ratio of approximately 80.6452 IPSs for each $1,000 principal amount of Initial Debentures so converted.  No adjustment to the Conversion Price will be made for dividends or distributions on Common Shares and interest on Subordinated Notes issuable upon conversion or for interest accrued or accruing on Initial Debentures surrendered for conversion.  Holders converting their Initial Debentures will receive interest which has accrued but not been paid from the date of the most recent Interest Payment Date on which interest was paid in full in accordance with this Indenture to, but not including, the Date of Conversion.  The Conversion Price applicable to, and the IPSs, securities or other property receivable on the conversion of, the Initial Debentures is subject to adjustment pursuant to the provisions of Section 7.5.

(f)                                    The Initial Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000 and the Debenture Trustee is hereby appointed as registrar and transfer agent for the Initial Debentures.  Each Initial Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form set out in Schedule A, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Directors or an officer of the Manager executing such Initial Debenture in accordance with Section 2.7 hereof, as conclusively evidenced by his or her execution of an Initial Debenture.  Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve.  Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be, approved by a resolution of the Directors or as specified in a Certificate of the Manager.  The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Initial Debentures shall be issued as one or more Global Debentures and the Global Debentures will be registered in the name of the Depository (or any nominee of the Depository).  No Beneficial Holder will receive definitive certificates representing its interest in Debentures except as provided in Section 4.2.  A Global Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof as provided in Section 4.2.

(g)                                 Upon and subject to the provisions and conditions of Article 11, the Company may elect, from time to time, to raise funds to satisfy all or part of an Interest Obligation on the Initial Debentures on any Interest Payment Date by delivering IPSs to the Debenture Trustee for sale through the facilities of a registered broker/dealer.

(h)                                 Subject to Applicable Securities Legislation and any required regulatory approval, upon the occurrence of a Change of Control and subject to the provisions and conditions of this Section 2.4(h) and Article 6, Debentureholders have a right to require the Company to purchase their Initial Debentures.  The terms and conditions of such right are set forth below.

(i)                                     Upon the occurrence of a Change of Control, each holder of Initial Debentures shall have the right (the “Put Right”) to require the Company to purchase, on the date (the “Put Date”) which is 30 days following the date upon which the Debenture Trustee delivers a Change of Control Notice (as defined below) to the holders of Initial Debentures, all or any part of such holder’s Initial Debentures at a price equal to 101% of the principal amount thereof (the “Put Price”) plus accrued and unpaid interest, if any, on such Initial Debenture up to, but excluding, the Put Date (collectively, the “Total Put Price”).

(ii)                                  The Company will, as soon as practicable, and in any event no later than two Business Days after the occurrence of a Change of Control, give written notice to the Debenture Trustee of the Change of Control.  The Debenture Trustee will, as soon as practicable thereafter, and in any event no later than four Business Days after receiving notice from the Company of the Change of Control, provide written notice to the holders of Initial Debentures of the Change of Control (a “Change of Control Notice”).  The Change of Control

Notice shall include a description of the Change of Control, details of the Debentureholders’ Put Right under the terms of the Indenture, a statement that each holder will be entitled to withdraw his election to require the Company to purchase if the Debenture Trustee receives, no later than the close of business on the third Business Day immediately preceding the Put Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of the Initial Debentures tendered for purchase and a statement that such holder is withdrawing his election to have the Initial Debentures purchased and a description of the rights of the Company to redeem untendered Initial Debentures in accordance with Section 2.4(h)(iv) hereof.

(iii)                               To exercise the Put Right the Debentureholder must deliver to the Debenture Trustee, not less than five Business Days prior to the Put Date, written notice of the holder’s exercise of such right in the form attached as Schedule E.

(iv)                              If 90% or more in aggregate principal amount of Initial Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Put Right on the Put Date, the Company shall have the right upon written notice provided to the Debenture Trustee prior to the Put Date, to redeem all the remaining outstanding Initial Debentures on the Put Date at the Total Put Price (the “90% Redemption Right”).

(v)                                 Upon receipt of notice that the Company shall exercise the 90% Redemption Right and acquire the remaining Initial Debentures, the Debenture Trustee shall as soon as reasonably practicable provide written notice to all Debentureholders that did not previously exercise the Put Right that:

(A)                              the Company has exercised the 90% Redemption Right and will purchase all outstanding Initial Debentures on the Put Date at the Total Put Price, including a calculation of such holder’s Total Put Price;

(B)                                they must transfer their Initial Debentures to the Debenture Trustee on the same terms as those holders that exercised the Put Right and the Depository shall make notations on the Global Debenture of the principal amount thereof so transferred; and

(C)                                the rights of such holder under the terms of the Initial Debentures shall cease as of the Put Date provided the Company has paid the Total Put Price to, or to the order of, the Debenture Trustee and thereafter the Initial Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive the Total Put Price upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.

(vi)                              The Company shall, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Put Date, deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, by electronic transfer of funds, such sums of money as may be sufficient to pay the Total Put Price of the Initial Debentures to be purchased or redeemed by the Company on the

Put Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque for such amounts required under this Section 2.4(h)(vi).  The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses that may be incurred by the Debenture Trustee in connection with such purchase and/or redemption, as the case may be.  Every such deposit shall be irrevocable.  From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Initial Debentures, the Total Put Price to which they are entitled on the Company’s purchase or redemption.

(vii)                           In the event that one or more of such Initial Debentures being purchased in accordance with this Section 2.4(h) becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Total Put Price, the Depository shall make notations on the Global Debenture of the principal amount thereof so purchased.

(viii)                        Initial Debentures for which holders have exercised the Put Right and Initial Debentures which the Company has elected to redeem in accordance with the 90% Redemption Right shall become due and payable at the Total Put Price on the Put Date, in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Put Date, if the money necessary to purchase or redeem the Initial Debentures shall have been deposited as provided in this Section 2.4(h) and affidavits or other proofs satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease.  If any question shall arise to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

(ix)                                In case the holder of any Initial Debenture to be purchased or redeemed in accordance with this Section 2.4(h) shall fail on or before the Put Date to surrender such holder’s Initial Debenture or shall not within such time accept payment of the money payable; or give such receipt therefor, if any, as the Debenture Trustee may require, such monies may be set aside in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Initial Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, upon surrender and delivery up of such holder’s Initial Debenture, of the Total Put Price.  In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of the Total Put Price shall remain so deposited for a period of ten years from the Put Date, then such monies shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Company and the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them.

(x)                                   Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid under this Section 2.4(h) shall forthwith be delivered to the Debenture Trustee and cancelled and no Initial Debentures shall be issued in substitution therefor.

(i)                                     The Debenture Trustee shall be provided with the documents and instruments referred to in Sections 2.5(b), (c) and (d) with respect to the Initial Debentures prior to the issuance of the Initial Debentures.

2.5                                                                               Certification and Delivery of Additional Debentures

The Company may from time to time request the Debenture Trustee to certify and deliver Additional Debentures of any series by delivering to the Debenture Trustee the documents referred to below in this Section 2.5 whereupon the Debenture Trustee shall certify such Additional Debentures and cause the same to be delivered in accordance with the Written Direction of the Manager referred to below or pursuant to such procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Manager.  The maturity date, issue date, interest rate (if any) and any other terms of the Additional Debentures of such series shall be set forth in a supplemental indenture or determined by or pursuant to such Written Direction of the Manager.  In certifying such Additional Debentures, the Debenture Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)                                  a Certificate of the Manager and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures are established;

(b)                                 a Written Direction of the Manager, addressed to the Debenture Trustee, requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Additional Debentures of a series subject to a Periodic Offering:

(i)                                     such Written Direction of the Manager may be delivered by the Company to the Debenture Trustee prior to the delivery to the Debenture Trustee of such Additional Debentures of such series for certification and delivery;

(ii)                                  the Debenture Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Manager or pursuant to procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Manager; and

(iii)                               the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Manager or pursuant to such procedures;

(c)                                  an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)                                 a Certificate of the Manager, addressed to Debenture Trustee, certifying that the Company is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 16.5), have been complied with subject to the delivery of any documents or instruments specified in such Certificate of the Manager and that no Event of Default exists or will exist upon such certification and delivery.

2.6                                                                               Issue of Global Debentures

(a)                                  The Company may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Company in the Written Direction of the Manager delivered to the Debenture Trustee at the time of issue of such Debentures, and in such event the Company shall execute and the Debenture Trustee shall certify and deliver one or more Global Debentures that shall:

(i)                                     represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(ii)                                  be delivered to such Depository or pursuant to such Depository’s instructions; and

(iii)                               bear a legend substantially to the following effect:

“This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof.  This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture.  Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.”

(b)                                 Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.7                                                                               Execution of Debentures

All Debentures shall be signed (either manually or by facsimile signature) by any one Director of the Company or authorized officer or director of the Manager holding office at the time of signing.  A facsimile signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be.  Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture as a Director of the Company or authorized officer or director of the Manager may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Company and entitled to the benefits of this Indenture.

2.8                                                                               Certification

No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Trustee.  Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Company and the holder is entitled to the benefits hereof.

The certificate of the Debenture Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Debenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof.  The certificate of the Debenture Trustee signed on the Debentures or interim Debentures shall, however, be a representation and warranty by the Debenture Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.

2.9                                                                               Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Debenture Trustee, the Company may issue and the Debenture Trustee may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Company may execute and the Debenture Trustee may certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and the Company may deliver the same to the Debenture Trustee and thereupon the Debenture Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Company, and the Debenture Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made.  Forthwith after the Company shall have delivered the definitive Debentures to the Debenture Trustee, the Debenture Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same.  No charge shall be made by the Company or the Debenture Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof.  All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.10                                                                        Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed and in the absence of the Company’s receipt of any notice that such Debenture has been acquired by a bona fide purchaser, the Company, in its discretion, may issue, and thereupon the Debenture Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Debenture Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder.  The new or substituted Debenture may have endorsed upon it the fact that it is in replacement of a previous Debenture.  In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Company and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture and such other documents as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion.  The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.11                                                                        Concerning Interest

(a)                                  Except as may otherwise be provided in this Indenture or in any supplemental indenture or Written Direction of the Manager in respect of a series of Debentures and subject to Section 2.4(b) with respect to the calculation of interest in respect of the initial interest payment to be paid on the Initial Debentures, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from their issue date, or (ii) from and including the last Interest Payment Date in respect of which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from their issue date or from and including the last Interest Payment Date in respect of which interest shall have been paid or made available for payment on such Debentures, in all cases, to but excluding the next Interest Payment Date.  All interest shall accrue from day to day and shall be payable in arrears for the actual number of days lapsed in the relevant interest period. Interest payable in a calendar year shall be payable semi-annually in arrears. Interest on all Debentures issued hereunder shall cease to accrue on, but not including, the Maturity Date, Redemption Date or Date of Conversion, as applicable, for such Debentures, unless, upon due presentation, payment of principal or delivery of amounts, securities or other property payable or deliverable hereunder and payment of any accrued and unpaid interest or other amounts payable hereunder is improperly withheld or refused.

(b)                                 Subject to Section 2.4(b) in respect of the method for calculating the amount of interest to be paid on the Initial Debentures on the first Interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12                                                                        Debentures to Rank Pari Passu

The Debentures will be direct secured obligations of the Company.  Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue).  The payment of the principal of, and interest on,  the Debentures shall, as provided in Article 6, be subordinated and postponed in right of payment to all Senior Secured Indebtedness.

2.13                                                                        Payments of Amounts Due on Maturity

Except as may otherwise be provided in this Indenture or any supplemental indenture in respect of any series of Debentures, payments of amounts due upon maturity of the Debentures will be made in the following manner.  The Company will establish and maintain with the Debenture Trustee a Maturity Account for each series of Debentures.  Each such Maturity Account shall be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture.  On or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Company will deposit in the applicable Maturity Account an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount and premium (if any), together with any accrued and unpaid interest thereon less any withholding tax required or permitted by law to be deducted or withheld), provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with one or more certified cheques, or with funds by electronic transfer, for such amounts required under this Section 2.13.  The Debenture Trustee, on behalf of the Company, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture (less applicable withholding taxes, if any), upon surrender of the Debenture at any branch of the Debenture Trustee designated for such purpose from time to time by the Company and the Debenture Trustee.  The deposit or the making available of such amounts to the applicable Maturity Account will satisfy and discharge the liability of the Company for the Debentures to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any withholding tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so deposited or made available the amount to which such holder is entitled.

2.14                                                                        Payment of Interest

The following provisions shall apply to Debentures, except as otherwise provided in Section 2.4(b) or permitted by Article 11 or specified in a resolution of the Directors, a Certificate of the Manager or a supplemental indenture relating to a particular series of Additional Debentures:

(a)                                  As interest becomes due on each Debenture (except at maturity, on redemption or conversion, when interest may at the option of the Company be paid upon surrender of such Debenture) the Company, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debenture Trustee, payment of such interest (less any withholding tax required or permitted to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs.  If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due.  The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any withholding tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation.  In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Company or the Debenture Trustee will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction.  Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above.

(b)                                 Notwithstanding Section 2.14(a), if a series of Debentures is represented by a Global Debenture, then all payments of interest on the Global Debenture shall be made by electronic funds transfer or cheque made payable to the Depository or its nominee for subsequent payment (less applicable withholding taxes, if any) to Beneficial Holders of interests in that Global Debenture, unless the Company and the Depository otherwise agree.  None of the Company, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

ARTICLE 3
LIMITATIONS ON OWNERSHIP

3.1                                                                               Prohibition Against Ownership by Certain U.S. Retirement Plans

U.S. Retirement Plans are prohibited from purchasing or otherwise acquiring or holding, directly or indirectly, beneficial ownership of any Debentures at any time, and each purchaser or other acquirer of any Debentures (including any subsequent purchaser or other acquirer), by its purchasing or acquiring Debentures, shall be deemed to have represented to the Company, the Manager and any underwriters of such Debentures that (a) it is not investing assets of a U.S. Retirement Plan in order to acquire or hold the Debentures and will not otherwise hold the Debentures as U.S. Plan Assets and (b) prior to any transfer of the Debentures, it will inform any transferee thereof (other than a transferee in a transaction consummated on the TSX) of the foregoing prohibitions and the representations which such transferee will be deemed to make by purchasing or acquiring the Debentures.  The foregoing prohibition and deemed representations are hereinafter referred to as the “U.S. Retirement Plan Prohibition”.  Each purchaser or other acquirer of any Debentures at any time (including any subsequent purchaser or other acquirer) shall also be deemed to have agreed to indemnify the Company, the Manager, any underwriters of such Debentures, their Affiliates and their respective directors and employees (including their respective successors and assigns) against any loss, cost or damage caused by any breach by such Person of the U.S. Plan Prohibition (a “Deemed Indemnity”).

The Manager may require any purchaser or other acquirer of Debentures to file a declaration to the effect that it has not violated the U.S. Retirement Plan Prohibition.  If the Manager determines, as a result of any such declaration or otherwise, that a violation of the U.S. Retirement Plan Prohibition has occurred or that, after giving effect to any proposed subscription, issue or transfer of Debentures to any Person, a violation of the U.S. Retirement Plan Prohibition would occur, the Manager may instruct the Debenture Trustee not to accept any subscription for any Debentures from such Person, issue any Debentures to such Person or register or otherwise recognize the transfer of any Debentures to such Person, unless such Person shall provide a declaration that it has not violated the U.S. Retirement Plan Prohibition.  If, notwithstanding the foregoing, the Manager determines that one or more Debentures were acquired or are being held in violation of the U.S. Retirement Plan Prohibition, the Manager may instruct the Debenture Trustee to send a written notice prepared by the Manager (a “U.S. Retirement Plan Notice”) to the appropriate holder of record to be delivered to the applicable beneficial owner of the Debentures (a “U.S. Retirement Plan Holder”).  The U.S. Retirement Plan Notice shall require such U.S. Retirement Plan Holder to sell all of its Debentures (collectively, “U.S. Retirement Plan Debentures”) to a Person whose ownership does not violate the U.S. Retirement Plan Prohibition within the period stipulated in the U.S. Retirement Plan Notice.  The U.S. Retirement Plan Notice shall be given by registered prepaid mail to the holder of record for such U.S. Retirement Plan Holder and shall specify a date, which shall not be less than 10 days, within which the U.S. Retirement Plan Debentures must be sold to a Person whose ownership does not violate the U.S. Retirement Plan Prohibition.  The U.S. Retirement Plan Notice shall also require the U.S. Retirement Plan Holder to notify the Manager forthwith after the required sale has been completed.

If the U.S. Retirement Plan Debentures have not been sold by the U.S. Retirement Plan Holder on or before the date stipulated in the U.S. Retirement Plan Notice and the U.S. Retirement Plan Holder has not provided evidence satisfactory to the Manager to the effect that U.S. Retirement Plan Holder’s ownership does not violate the U.S. Retirement Plan Prohibition before such date, the Manager may instruct the Debenture Trustee, without further notice, to effect the transfer of the U.S. Retirement Plan Debentures on behalf of the U.S. Retirement Plan Holder on and subject to the terms herein contained and, in the interim, to suspend the rights of such U.S. Retirement Plan Holder to receive interest payments or receive distributions in respect of the U.S. Retirement Plan Debentures, to exercise the voting rights of the U.S. Retirement Plan Debentures or to convert the U.S. Retirement Plan Debentures to IPSs.  The provisions of Section 8.1 shall be applicable mutatis mutandis with respect to any such transfer by the Debenture Trustee, except that such U.S. Retirement Plan Holder shall only have the right to receive the net proceeds of such sale and shall have no right to receive any unpaid interest or distributions in respect of such U.S. Retirement Plan Debentures.  Notwithstanding the immediately preceding two sentences, the Debenture Trustee will have no obligation to carry out any actions contemplated in the immediately preceding two sentences unless it is satisfied (relying on the opinion of Counsel), acting reasonably, that taking such actions will not expose the Debenture Trustee to any liability.

Notwithstanding the foregoing, if the Manager makes a public announcement that the Manager has determined that the U.S. Retirement Plan Prohibition and the Deemed Indemnity are not then in the best interests of the Company, the U.S. Retirement Plan Prohibition and the Deemed Indemnity shall thereafter be immediately suspended until such time as the Manager reinstates the U.S. Retirement Plan Prohibition and the Deemed Indemnity by issuing a public announcement of such reinstatement.  Unless otherwise determined by the Manager, certificates, representing the Debentures, and any certificates issued in exchange therefor or in substitution thereof, shall bear an appropriate legend referring to the U.S. Retirement Plan Prohibition and the Deemed Indemnity, provided that any such legend may be removed at such time as the Manager shall determine.

3.2                                                                               Limitation on U.S. Resident Ownership

The articles of incorporation of the Company provide that at no time may more than 100 U.S. persons (as determined by the Company) be the beneficial owners of the Company’s securities, nor may any U.S. person be the beneficial owner of more than 10% of the IPSs, the Subordinated Notes or the Common Shares.  The Company may require declarations as to the jurisdictions in which beneficial owners of the Company’s securities are resident.  If the Company becomes aware that either of the foregoing limitations may be contravened, the transfer agent and registrar of the Company will make a public announcement and will not accept a subscription for the Company’s securities from or issue or register a transfer of the Company’s securities to a person unless the person provides a declaration that the person is not a U.S. person.  If, notwithstanding the foregoing, the Company determines that more than 100 U.S. persons are beneficial owners of any class of the Company’s securities (on either a non-diluted or fully-diluted basis), the Company may send a notice to the U.S. holders of such securities, chosen in inverse order to the order of acquisition or registration or in any manner as the Company may consider equitable and practicable, requiring them to sell their securities or a portion of their securities within a specified period of not less than 10 days.  If the holders of the Company’s securities receiving the notice have not sold the specified number of securities, or provided the Company with satisfactory evidence that they are not U.S. persons within that time period, the Company may, on behalf of those holders of the Company’s securities, sell those securities, and, in the interim, will suspend the voting and distribution rights attached to those securities.  Upon that sale, the affected holders will cease to be holders of the securities, and their rights will be limited to receiving the net proceeds of the sale.

3.3                                                                               Limitation on Ownership by Electric Utilities and Others

The Company’s power generation projects (the “Projects”) include qualifying facilities (“QFs”) under the United States Federal Power Act (“FPA”) as amended by the Public Utility Regulatory Policies Act of 1978 (“PURPA”) that qualify under the rules of the United States Federal Energy Regulatory Commission (“FERC”) implementing PURPA and exempt wholesale generators (“EWGs”) under the Public Utility Holding Company Act of 1935 (“PUHCA”) with market-based rates on file with FERC pursuant to the FPA.  The articles of incorporation of the Company provide that no U.S. entity (other than entities that have made certain regulatory filings such as Teton Power Holdings LLC) may hold more than 10% of the IPSs or Common Shares.  In addition, should any entity wish to hold more than 5% but less than 10% of the IPSs or Common Shares, that entity must agree to cooperate with the Company and provide information necessary to make any filings with FERC that may be required pursuant to the FPA.  Further, the articles of incorporation of the Company provide that no person may own IPSs or Common Shares if such person (i) is engaged primarily in the electric or gas business; (ii) is otherwise affiliated with any franchised electric utility; (iii) has controlling ownership interests in any electric generating, transmission, or distribution facilities; (iv) is affiliated with any power marketers; (v) is a “public-utility company” or a “holding company” or an “associate company”, “affiliate”, or “subsidiary company” of a “holding company” as each term is defined in section 2(a) of PUHCA; (vi) is subject to regulation under PUHCA; (vii) is subject to regulation as a “public utility” under the FPA; or (viii) is subject to regulation with respect to rates or to financial or organizational matters as an electric utility, public utility, or public service company or corporation under the laws of any state unless such person satisfies the Company that the ownership of the IPSs or Common Shares by such person will not adversely affect the Projects’ qualification for QF status under FERC’s rules implementing PURPA, the order issued under the FPA with respect to certain Projects, or the Projects’ qualification for market-based rates under the FPA. Determination of such potential adverse effect is at the sole discretion of the Company, and the Company may elect to strictly enforce any or all of the restrictions set forth above against such entity.  If the Company becomes aware that any of the foregoing restrictions may be contravened, the transfer agent and registrar of the Company will make a public announcement and will not accept a subscription for IPSs or Common Shares or any other securities of the Company from or issue or register a transfer of IPSs, Common Shares or any other securities of the Company to a person unless the person provides a declaration that the person is not an entity described above.  If, notwithstanding the foregoing, the Company determines that an owner of IPS, Common Shares or any other securities of the Company violates the foregoing restrictions, the Company may send a notice to such owner of IPSs, Common Shares or other securities requiring it to provide specified information to the Company such that the Company can determine whether such person’s ownership may have an adverse effect upon the Company.  Upon such determination, the Company may send a further notice requiring such owner to sell its IPS, Common Shares or other securities within a specified period of not less than 10 days.  If the holder of IPS, Common Shares or other securities receiving the notice has not sold the IPSs, Common Shares or other securities, as applicable, or provided the Company with satisfactory evidence that it does not contravene the foregoing restrictions, the Company may, on behalf of that holder of IPSs, Common Shares or other securities, sell those IPSs, Common Shares or other securities, and, in the interim, will suspend the voting and distribution rights attached to those IPS, Common Shares or other securities.  Upon that sale, the affected holder will cease to be a holder of the IPSs, Common Shares or other securities, as applicable, and its rights will be limited to receiving the net proceeds of the sale.

The ownership restrictions set out above in Sections 3.1, 3.2 and 3.3 apply equally to IPSs.

ARTICLE 4
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

4.1                                                                               Fully Registered Debentures

(a)                                  With respect to each series of Debentures issuable as Fully Registered Debentures, the Company shall cause to be kept by and at the principal offices of the Debenture Trustee in Toronto and by the Debenture Trustee or such other registrar as the Company, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Company may designate with the approval of the Debenture Trustee, a register in which shall be entered the names and last known addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures.  Such registration shall be noted on the Debentures by the Debenture Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(b)                                 No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 4.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Debenture Trustee or other registrar.

4.2                                                                               Global Debentures

(a)                                  With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Company shall cause to be kept by and at the principal offices of the Debenture Trustee in Toronto and by the Debenture Trustee or such other registrar as the Company, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as the Company may designate with the approval of the Debenture Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof.  If any Debentures of such series are at any time not Global Debentures, the provisions of Section 4.1 shall govern with respect to registrations and transfers of such Debentures.

(b)                                 Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders of Debentures, except in the following circumstances or as otherwise specified in a resolution of the Directors, Certificate of the Manager or supplemental indenture relating to a particular series of Additional Debentures:

(i)                                     Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)                                  Global Debentures may be transferred at any time after the Depository for such Global Debentures (i) has notified the Company that it is unwilling or unable to continue as Depository in connection with Global Debentures, or (ii) if at any time the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a Depository under Section 2.6(b) and the Company has not appointed a successor;

(iii)                               Global Debentures may be transferred at any time after the Company has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Trustee in writing;

(iv)                              Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders of the Debentures representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to Section 9.3;

(v)                                 Global Debentures may be transferred if required by applicable law; and

(vi)                              Global Debentures may be transferred if the book-entry only registration system ceases to exist.

(c)                                  With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to subsection 4.2(b):

(i)                                     the Company and the Debenture Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii)                                  the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)                               the Depository will make book entry transfers among the Depository Participants; and

(iv)                              whenever this Trust Indenture requires or permits actions to be taken based upon instruction or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participant, and has delivered such instructions to the Debenture Trustee.

(d)                                 Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 4.2, the Debenture Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation.  Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 4.2(b) with respect to a series of Debentures issued hereunder, the Debenture Trustee shall notify all applicable Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates.  Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Debenture Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 4.1 and the remaining Sections of this Article 4.

4.3                                                                               Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Debenture, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

4.4                                                                               No Notice of Trusts

Neither the Company, the Debenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

4.5                                                                               Registers Open for Inspection

The registers referred to in Sections 4.1 and 4.2 shall, during regular business hours of the Debenture Trustee, be open for inspection by the Company, the Debenture Trustee or any Debentureholder, subject to applicable laws.  Every registrar, including the Debenture Trustee, shall from time to time when requested so to do by the Company or by the Debenture Trustee, in writing, furnish the Company or the Debenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Trustee shall be entitled to charge a reasonable fee to provide such a list.

4.6                                                                               Exchanges of Debentures

(a)                                  Subject to Section 4.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)                                 In respect of exchanges of Debentures permitted by Section 4.6(a), Debentures of any series may be exchanged only at the principal offices of the Debenture Trustee in Toronto or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Company with the approval of the Debenture Trustee.  Any Debentures tendered for exchange shall be surrendered to the Debenture Trustee.

The Company shall execute and the Debenture Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid.  All Debentures surrendered for exchange shall be cancelled.

(c)                                  Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

4.7                                                                               Closing of Registers

(a)                                  Neither the Company nor the Debenture Trustee nor any registrar shall be required to:

(i)                                     make transfers or exchanges of Fully Registered Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(ii)                                  make transfers or exchanges of any Debentures on the day of any selection by the Debenture Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(iii)                               make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b)                                 Subject to any restriction herein provided, the Company with the approval of the Debenture Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Debenture Trustee in Toronto, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register.  Notice of such transfer shall be given to the holders of such Debentures.

4.8                                                                               Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts as agreed upon by the Debenture Trustee and the Company from time to time), and payment of such charges and reimbursement of the Debenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto.  Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)                                  for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

(b)                                 for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.9 for a definitive Debenture;

(c)                                  for any exchange of a Global Debenture as contemplated in Section 4.2;

(d)                                 for any conversion of any Debenture resulting from a partial redemption under Section 5.2;

(e)                                  for any conversion of any Debenture resulting from a partial conversion under Section 7.4(d); or

(f)                                    for any conversion of any Debenture resulting from a partial purchase under Section 2.4(h).

4.9                                                                               Ownership of Debentures

(a)                                  Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and, interest thereon, shall be made to such registered holder.

(b)                                 None of the Company, any Underwriters nor the Debenture Trustee shall have any liability for:

(i)                                     any aspect of the records relating to the beneficial ownership of the Debentures held by a Depository or of the payments relating thereto; or

(ii)                                  maintaining, supervising or reviewing any such records relating to the Debentures.

The rules governing Depositories provide that they act as the agent and depository for Depository Participants.  As a result, such Depository Participants must look solely to the Depository and Beneficial Holders of Debentures must look solely to the Depository Participants for the payment of principal and interest on the Debentures paid by or on behalf of the Company to the Depository.

(c)                                  Beneficial Holders of Debentures:

(i)                                     may not have Debenture certificates registered in their name;

(ii)                                  may not have physical certificates representing their interest in the Debentures;

(iii)                               may not be able to sell the Debentures to institutions required by law to hold certificates for securities they own; and

(iv)                              may be unable to pledge Debentures as security.

(d)                                 The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the

Company and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Company and/or the Debenture Trustee for the same and neither the Company nor the Debenture Trustee shall be bound to inquire into the title of any such registered holder.

(e)                                  Where Debentures are registered in more than one name, the principal, premium, if any, and interest (in the case of Fully Registered Debentures) from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Debenture Trustee, any registrar and to the Company.

(f)                                    In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Debenture Trustee and any registrar and to the Company.

ARTICLE 5
REDEMPTION AND PURCHASE OF DEBENTURES

5.1                                                                               Applicability of Article

Subject to Applicable Laws and any required regulatory approval, the Company shall have the right at its option to redeem, either in whole or in part before maturity by payment of money any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in a Certificate of the Manager, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Manager requesting the certification and delivery thereof.

5.2                                                                               Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures to be so redeemed shall be selected by the Debenture Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder, or in such other manner as the Debenture Trustee deems equitable, subject to the approval of the TSX confirmed in a Certificate of the Manager as required.  Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof.  For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only.  In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, the Company shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so redeemed.  Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 5 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

5.3                                                                               Notice of Redemption

Notice of redemption (the “Redemption Notice”) of Debentures of any series shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 15.2.  Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to accrue and be payable from and after the Redemption Date.  In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

(a)                                  the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)                                 in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected pro rata or by other similar system, such particulars as may be sufficient to identify the Debentures so selected; and

(c)                                  in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

5.4                                                                               Debentures Due on Redemption Dates

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date (less any withholding taxes required or permitted to be deducted or withheld), on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been deposited as provided in Section 5.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease.  If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

5.5                                                                               Deposit of Redemption Monies

Redemption of Debentures shall be provided for by the Company depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. (Toronto) time on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with one or more certified cheques for such amounts required under this Section 5.5 post-dated to the Redemption Date, or by providing the Debenture Trustee with such funds through electronic transfer of funds on the Business Day immediately prior to the Redemption Date.  The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses that may be incurred by the Debenture Trustee in connection with such redemption.  Every such deposit shall be irrevocable.  From the sums so deposited, the Debenture Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption, less applicable withholding taxes, if any.  The Company may pay the interest hereunder in accordance with Article 11.

5.6                                                                               Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Debenture, or shall not within such time accept payment of the Redemption Price payable or give such receipt therefor, if any, as the Debenture Trustee may require, such redemption monies may be set aside in trust, without interest, or such certificates may be held in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited upon surrender and delivery up of such holder’s Debenture of the Redemption Price plus accrued interest and unpaid interest to the Redemption Date.  In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of ten years from the Redemption Date, then such monies shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Company on its demand, and thereupon the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Company shall have no rights in respect thereof except to obtain payment of the money due from the Company, subject to any limitation period provided by the laws of the Province of Ontario.

5.7                                                                               Cancellation of Debentures Redeemed

Subject to the provisions of Sections 5.2 and 5.8 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid whose obligations have been satisfied under this

Article 5 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

5.8                                                                               Purchase of Debentures by the Company

Unless otherwise specifically provided with respect to a particular series of Debentures, the Company or an Affiliate may, if the Company is not at the time in default hereunder, at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price.  All Debentures so purchased may, at the option of the Company or such Affiliate, be delivered to the Debenture Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures than the Company or an Affiliate is prepared to accept are tendered at the same lowest price, the Debentures to be purchased by the Company or such Affiliate shall be selected by the Debenture Trustee, in such manner (which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method) consented to by the TSX, as required, which the Debenture Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price.  For this purpose the Debenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only or not subject to purchase at all.  The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so purchased.

5.9                                                                               Deposit of Maturity Monies

Payment on maturity of Debentures shall be provided for by the Company depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Maturity Date such sums of money as may be sufficient to pay the principal amount of the Debentures, together with accrued and unpaid interest thereon up to but excluding the Maturity Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with one or more certified cheques or with funds by electronic transfer, for such amounts required under this Section 5.9.  The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection therewith.  Every such deposit shall be irrevocable.  From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Debentures, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on maturity.

ARTICLE 6
SUBORDINATION OF DEBENTURES

6.1                                                                               Applicability of Article

The Debenture Liabilities of the Company under any Debentures issued hereunder of any series, shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 6, to the prior indefeasible payment in full in cash of all existing and future Senior Secured Indebtedness and the termination of all related commitments and the expiration or termination of any letters of credit or other similar instruments issued in connection therewith and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 6.

6.2                                                                               Order of Payment

Upon the distribution of the assets of the Company, Atlantic Holdings or of any other Guarantor upon any dissolution, winding-up, liquidation, bankruptcy, insolvency, receivership, creditor enforcement or realization or other similar proceedings relating to the Company, Atlantic Holdings or any other Guarantor or any of their property (whether voluntary or involuntary, partial or complete) or any other marshalling of the assets and liabilities of the Company, Atlantic Holdings or of any other Guarantor:

(a)                                  all existing and future Senior Secured Indebtedness shall first be paid indefeasibly in full in cash and all related commitments shall have been terminated and all letters of credit or other similar instruments issued in connection therewith shall have expired or shall have been terminated before any payment is made on account of Debenture Liabilities;

(b)                                 the Debentures shall in all aspects rank senior in right of payment to all existing and future Subordinated Indebtedness (including trade payables);

(c)                                  no future indebtedness of the Company, Atlantic Holdings or any other Guarantor shall rank pari passu with the Debentures unless the instrument creating such future indebtedness expressly states that it ranks pari passu with the Debentures (and, for the avoidance of doubt, the Company and the Guarantors shall be entitled to include such language in such instrument provided that the underlying indebtedness may be incurred hereunder);

(d)                                 any payment or distribution of assets of the Company (including without limitation payments or distributions made by or on behalf of Atlantic Holdings or any other Guarantor), whether in cash, property or securities, to which the holders of the Debentures or the Debenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 6, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of such Senior Secured Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Secured Indebtedness may have been issued, to the extent necessary to pay all Senior Secured Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Secured Indebtedness; and

(e)                                  the Senior Creditors or a receiver or a receiver-manager of the Company or of all or part of its assets (including without limitation any equity or other ownership interests in or property or collateral of any or all of Atlantic Holdings or any other Guarantor) or any other enforcement agent may sell, mortgage, or otherwise dispose of the Company assets (including without limitation any equity or other ownership interests in or property or collateral of any or all of Atlantic Holdings or any other Guarantor) in whole or in part, free and clear of all Liens securing the Debenture Liabilities and without the approval of the Debentureholders or the Debenture Trustee, but subject to the requirement to account to the Debenture Trustee or the Debentureholders for any surplus from any such disposition.

The rights and priority of the Senior Secured Indebtedness and the subordination pursuant hereto shall not be affected by:

(a)                                  the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

(b)                                 the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

(c)                                  the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security or any release of any Senior Security;

(d)                                 the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of the Company (including without limitation any equity or other ownership interests in or property or collateral of any or all of Atlantic Holdings or any other Guarantor);

(e)                                  the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

(f)                                    whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

(g)                                 the date of giving or failing to give notice to or making demand upon the Company; or

(h)                                 any amendment, modification, increase, extension, renewal, replacement of any Senior Secured Indebtedness or Senior Security.

6.3                                                                               Subrogation to Rights of Holders of Senior Secured Indebtedness

After all Senior Secured Indebtedness of the Company is paid in full and all related commitments are terminated and letters of credit or other similar instruments issued in connection therewith have expired or terminated and until the Debentures are paid in full, the Debentureholders’ rights hereunder and under the Security Documents shall be subrogated to the rights of the existing and future holders of such Senior Secured Indebtedness to receive payments or distributions of assets of the Company (including without limitation any equity or other ownership interests in or property or collateral of any or all of Atlantic Holdings or any other Guarantor) applicable to Senior Secured Indebtedness. A distribution made under this Article 6 and Article 4 of the Guarantee to the existing and future holders of such Senior Secured Indebtedness of the Company which otherwise would have been made to Debentureholders is not, as between the Company and the Debentureholders, a payment by the Company to such Debentureholders, it being understood that the provisions of this Article 6 and Article 4 of the Guarantee are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Secured Indebtedness, on the other hand.

The Debenture Trustee, on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Company, Atlantic Holdings or any other Guarantor or any property and assets subject to the Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

6.4                                                                               Obligation to Pay Not Impaired

Subject at all times to the terms and provisions of this Article 6 and Article 4 of the Guarantee, nothing contained in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Secured Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Secured Indebtedness and Subordinated Indebtedness, nor, subject to the terms and provisions of this Article 6 and Article 4 of the Guarantee, shall anything herein or therein prevent the Debenture Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 6 of the holders of Senior Secured Indebtedness in respect of cash, property or securities of the Company (including without limitation any equity or other ownership interests in or property or collateral of any or all of Atlantic Holdings or any other Guarantor) received upon the exercise of any such remedy.

6.5                                                                               Prohibited Payments

Upon the maturity of any Senior Secured Indebtedness by lapse of time, acceleration or otherwise, all obligations in respect of such Senior Secured Indebtedness shall first be paid in full, or shall first have been duly provided for, and all related commitments have been terminated and all letters of credit or other similar instruments issued in connection therewith have been terminated or otherwise expired before any payment is made on account of the Debenture Liabilities.

If (A) a default in the payment of the principal of, premium, if any, or interest on any Senior Secured Indebtedness occurs and is continuing or any other amount owing in respect of any Senior Secured Indebtedness is not paid when due, or (B) any other default on Senior Secured Indebtedness occurs and the maturity of such Senior Secured Indebtedness is accelerated in accordance with its terms, no payment of principal or interest or otherwise (by purchase of Debentures or otherwise) shall be made by the Company with respect to any and all of the Debenture Liabilities unless the default has been cured or waived and any such acceleration has been rescinded or such Senior Secured Indebtedness has been paid in full and all related commitments have been terminated and all letters of credit or other similar instruments issued in connection therewith have been terminated or otherwise expired.  However, the Company may make payments with respect to any and all of the Debenture Liabilities without regard to the foregoing if the Company and the Debenture Trustee receive written notice approving such payment from the Representative or Representatives, as the case may be, of such Senior Secured Indebtedness with respect to which either of the events set forth in clause (A) or (B) of the immediately preceding sentence has occurred and is continuing.

During the continuance of a default (other than a default described in clause (A) or (B), of the second preceding sentence) with respect to any Senior Secured Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not make any payments with respect to any and all of the Debenture Liabilities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Debenture Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from any Representative of such Senior Secured Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Debenture Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior Secured Indebtedness and the termination of all related commitments and the termination or expiration of all letters of credit or other similar instruments issued in connection therewith or (iii) because the default giving rise to such Blockage Notice is no longer continuing).  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 6.5 and Section 6.2), unless the holders of such Senior Secured Indebtedness or a Representative of such holders shall have accelerated the maturity of such Designated Senior Secured Indebtedness, the Company may resume making any payments on any and all of the Debenture Liabilities after the end of such Payment Blockage Period.  In no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.  For purposes of this Section 6.5, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Secured Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Secured Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

After the occurrence of an Event of Default hereunder or a default under the Guarantee, the Company or the Debenture Trustee shall promptly notify the holders of the Senior Secured Indebtedness (or their respective Representatives) of such occurrence.  If any Senior Secured Indebtedness is outstanding, the Company may not make any payments on any and all of the Debenture Liabilities until five Business Days after such holders or a Representative of the Senior

Secured Indebtedness receives notice of such occurrence and, thereafter, may make payments on any and all of the Debenture Liabilities only if the provisions of this Article 6 otherwise permit payment at that time.

In the event that, after the happening of such default or Event of Default or default under the Guarantee and notwithstanding the foregoing paragraph, any payment on account of the Debenture Liabilities or any “Guaranty Liabilities” (as defined in the Guarantee) shall be made and be received by the Debenture Trustee or the holders of Debentures before all Senior Secured Indebtedness is paid in full and all related commitments have been terminated and all letters of credit or other similar instruments issued in connection therewith have been terminated or otherwise expired, (other than any payment by issuance of IPSs upon any conversion pursuant to Article 7 or other securities in accordance with Article 7), unless and until such an Event of Default shall have been cured or waived or shall have ceased to exist or the Payment Blockage Period shall have expired, such payment shall be held in trust for the benefit of, and, if and when such Senior Secured Indebtedness shall have become due and payable, shall be paid over to, the holders of such Senior Secured Indebtedness or their representative(s), or to the trustee(s) under any loan agreement indenture or other similar agreement under which any instruments evidencing any of such Senior Secured Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Secured Indebtedness remaining unpaid until all such Senior Secured Indebtedness shall have been paid in full (and all related commitments have been terminated and all letters of credit or other similar instruments issued in connection therewith have been terminated or otherwise expired) after giving effect to any concurrent payment or distribution to the holders of such Senior Secured Indebtedness in respect thereof; provided, however, subject to the terms and conditions of this Article 6, that the foregoing shall in no way prohibit, restrict or prevent the Debenture Trustee from taking such actions as may be necessary to preserve claims of the Debenture Trustee and/or the holders of the Debentures under this Indenture in any bankruptcy, reorganization or insolvency proceeding (including, without limitation, the filing of proofs of claim in any such bankruptcy, reorganization or insolvency proceedings by or against the Company, Atlantic Holdings or any other Guarantor and exercising its rights to vote as an unsecured creditor under any such bankruptcy, reorganization or insolvency proceedings commenced by or against the Company, Atlantic Holdings or any other Guarantor).

The fact that any payment hereunder is prohibited by this Section 6.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

6.6                                                                               Payment on Debentures Permitted

Except as provided by Section 6.5, nothing contained in this Article 6 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Company or reorganization proceeding specified in Section 6.2 affecting the affairs of the Company any payment of principal of or interest on the Debentures.  For greater certainty, except as provided in Section 6.5, the Company shall not be prevented from making any payment of principal of or interest on the Debentures on each Interest Payment Date, on the Maturity Date or on the Redemption Date.  The fact that any payment in respect of the Debentures is prohibited by this Article 6 or under any instrument relating to Senior Secured Indebtedness shall not prevent the failure to make such payment from being an Event of Default hereunder.  Nothing contained in this Article 6 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Section 6.5, the application by the

Debenture Trustee of any monies deposited with the Debenture Trustee hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

6.7                                                                               Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Debenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 6 and Article 4 of the Guarantee and appoints the Debenture Trustee his attorney-in-fact for any and all such purposes.  This power of attorney, being coupled with an interest and rights, shall be irrevocable.  Upon request of the Company or any Guarantor, and upon being furnished a Certificate of the Manager stating that one or more named persons are Senior Creditors and specifying the amount and nature of the Senior Secured Indebtedness of such Senior Creditor, the Debenture Trustee shall enter into a written acknowledgement, confirmation and/or agreement with the Company, any such Guarantor and/or the person or persons named in such Certificate of the Manager acknowledging, confirming and/or providing that such person or persons are entitled to all the rights and benefits of this Article 6 and Article 4 of the Guarantee as a Senior Creditor.  Such instruments shall be conclusive evidence that the indebtedness specified therein is Senior Secured Indebtedness.  However, nothing herein or in the Guarantee shall impair the rights of any Senior Creditor who has not entered into such an agreement or instrument including without limitation any Senior Creditor that is a holder of Indebtedness with respect to either or both of the Senior Credit Agreements.

6.8                                                                               Knowledge of Debenture Trustee

Notwithstanding the provisions of this Article 6 or any provision in this Indenture or in the Debentures, the Debenture Trustee will not be charged with knowledge of any Senior Secured Indebtedness or of any default in the payment thereof or any other default or event of default, or of the existence of any other fact that would prohibit the making of any payment of monies to or by the Debenture Trustee, or the taking of any other action by the Debenture Trustee, unless and until the Debenture Trustee has received written notice thereof from the Company, any Debentureholder, any Senior Creditor or a trustee on behalf of anyone or more Senior Creditors, and such notice to the Debenture Trustee shall be deemed to be notice to holders of the Debentures; provided, however, that the Debenture Trustee agrees and acknowledges that each of the Senior Credit Agreements and the Indebtedness incurred in connection therewith are and shall be Senior Secured Indebtedness.  It is acknowledged that any Event of Default hereunder constitutes a default under each of the Senior Credit Agreements.  The Debenture Trustee will notify holders of Debentures as soon as reasonably practical of such notice.

6.9                                                                               Debenture Trustee May Hold Senior Secured Indebtedness

The Debenture Trustee is entitled to all the rights set forth in this Article 6 with respect to any Senior Secured Indebtedness at the time held by it, to the same extent as any other holder of Senior Secured Indebtedness, and nothing in this Indenture deprives the Debenture Trustee of any of its rights as such holder.

6.10                                                                        Rights of Holders of Senior Secured Indebtedness Not Impaired

No right of any present or future holder of any Senior Secured Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

6.11                                                                        Altering the Senior Secured Indebtedness

The holders of the Senior Secured Indebtedness have the right to extend, renew, increase, modify or amend the terms of the Senior Secured Indebtedness (including increasing the principal amount of the Senior Secured Indebtedness) or the Senior Security and to release, sell or exchange the Senior Security and otherwise to deal freely with each of the Company, Atlantic Holdings and the Company’s other Significant Entities, all without notice to or consent of the Debentureholders or the Debenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Trustee.

6.12                                                                        Additional Indebtedness

This Indenture does not restrict the Company from incurring additional indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its real or personal property or properties to secure any indebtedness or other financing.

6.13                                                                        Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Senior Secured Indebtedness and the provisions of this Article 6 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 7.

6.14                                                                        Invalidated Payments

In the event that any of the Senior Secured Indebtedness shall be paid in full and any related commitments shall be terminated and any letters of credit or other similar instruments issued in connection therewith shall have been terminated or otherwise expired and subsequently, for whatever reason, such formerly paid or satisfied Senior Secured Indebtedness becomes unpaid or unsatisfied, such commitments are reinstated or such letters of credit or other instruments become effective and are outstanding, the terms and conditions of this Article 6 shall be reinstated and the provisions of this Article shall again be operative until all Senior Secured Indebtedness is repaid in full and any related commitments shall be terminated and any letters of credit or other similar instruments issued in connection therewith shall have been terminated or otherwise expired, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Debenture Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

6.15                                                                        Contesting Security

The Debenture Trustee, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Security or Senior Secured Indebtedness, or the relative priority of the Senior Security or Senior Secured Indebtedness including, without limitation, pursuant to this Indenture, any Debentures or any Guarantee.

6.16                                                                        Obligations Created by Article 6

The Company and the Debenture Trustee, in its capacity as trustee hereunder and not in its corporate personal capacity, agree, and each holder by its acceptance of a Debenture likewise agrees, that:

(a)                                  the provisions of this Article 6 and/or Article 4 of the Guarantee are an inducement and consideration to each holder of Senior Secured Indebtedness to give or continue credit to the Company, Atlantic Holdings, the Company’s other Significant Entities or others or to acquire Senior Secured Indebtedness;

(b)                                 each holder of Senior Secured Indebtedness may accept the benefit of this Article 6 and/or Article 4 of the Guarantee on the terms and conditions set forth in this Article 6 and/or Article 4 of the Guarantee, by giving or continuing credit to the Company, Atlantic Holdings, the Company’s other Significant Entities or others or by acquiring or having outstanding as of the date hereof Senior Secured Indebtedness, in each case without notice to the Debenture Trustee and without establishing actual reliance on this Article 6 and/or Article 4 of the Guarantee; and

(c)                                  each obligation created by this Article 6 and/or Article 4 of the Guarantee is created for the benefit of the holders of Senior Secured Indebtedness and is hereby declared to be created in trust for those holders by the Company, the Debenture Trustee and each holder of a Debenture and shall be binding on the Company, the Debenture Trustee and each holder of a Debenture whether or not any confirmation described in Section 6.7 or in Article 4 of the Guarantee is requested, executed or delivered.

6.17                                                                        No Set-Off

Each of the Company and the Debenture Trustee agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, that it shall have no rights of set-off or counterclaim with respect to the principal of, premium, if any, and interest on the Debentures at any time when any payment of, or in respect of, such amounts to the Debenture Trustee or the holder of a Debenture is prohibited by this Article 6 or is otherwise required to be paid to the holders of Senior Secured Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Senior Secured Indebtedness may have been issued, as their respective interests may appear.

6.18                                                                        Amendments to Article 6

Each of the Company and the Debenture Trustee (relying on the opinion of Counsel) agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, not to make any changes to this Indenture or the Debentures, including this Article 6 or Article 4 of the Guarantee or the definition of Senior Secured Indebtedness, which prejudice the rights of the holders of Senior Secured Indebtedness under this Article 6 or Article 4 of the Guarantee without the consent of the holders of Senior Secured Indebtedness, including the Senior Creditors under either or both of the Senior Credit Agreements, or their representative or the trustee under any indenture under which any instruments evidencing any of such Senior Secured Indebtedness may have been issued.

ARTICLE 7
CONVERSION OF DEBENTURES

7.1                                                                               Applicability of Article

Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Freely Tradeable IPSs or other securities, at such exchange rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture, in such Debentures, in a Certificate of the Manager, or in a supplemental indenture authorizing or providing for the issue thereof.

Such right of conversion shall extend only to the maximum number of whole IPSs into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted.  Fractional interests in IPSs shall be adjusted for in the manner provided in Section 7.6.

7.2                                                                               Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Company, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 15.2.

7.3                                                                               Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Company is not made or the payment of the purchase price of any Debenture which has been tendered pursuant to the Put Right or in acceptance of any offer by the Company to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, the right to convert such Debenture shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Company’s offer, respectively.

7.4                                                                               Manner of Exercise of Right to Convert

(a)                                  The holder of a Debenture desiring to convert such Debenture in whole or in part into IPSs shall surrender such Debenture to the Debenture Trustee at its principal offices in Toronto together with the conversion form attached hereto as Schedule D duly executed by the holder or his or her executors or administrators or other legal representatives or his, her or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Trustee, exercising his or her right to convert such Debenture in accordance with the provisions of this Article 7; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Debenture Trustee shall be satisfied if the Debenture Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may request.  Thereupon, subject to payment of all applicable stamp or security transfer, income, withholding or other taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Trustee (including, for greater certainty, the withholding obligation of the Debenture Trustee pursuant to Section 16.20 hereof), the Conversion Price shall have been paid and such Debentureholder or his or her nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company on the Business Day immediately after the Date of Conversion (or such later date as is specified in Section 7.4(b)), as the holder of the number of IPSs into which such Debenture is convertible, net of applicable withholding taxes, if any, in accordance with the provisions of this Article and, as soon as practicable thereafter, the Company shall deliver a certificate or certificates for such IPSs and the Company shall (i) deliver or cause to be delivered to the Debentureholder, or subject as aforesaid, his or her nominee(s) or assignee(s) such certificate or certificates for such IPSs; and (ii) make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 7.4(e) hereof or in respect of fractional IPSs as provided in Section 7.6.

(b)                                 For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date on which it is so surrendered in proper form when the register of the Debenture Trustee is open and in accordance with the provisions of this Article or, in the case of a Global Debenture, on the date on which the Debenture Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received in proper form by the Debenture Trustee at its office specified in Section 7.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of IPSs is closed, the Person or Persons entitled to receive IPSs shall become the holder or holders of record of such IPSs as at the date on which such registers are next reopened (in each case the “Date of Conversion”).

(c)                                  Any part, being $1,000 (in the currency of the applicable Debenture) or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 (in the currency of the applicable Debenture) may be converted as provided in this Article 7 and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(d)                                 The holder of any Debenture of which only a part is converted shall, upon the exercise of his or her right of conversion, surrender such Debenture to the Debenture Trustee, and the Debenture Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debentures of the principal amount thereof so converted.

(e)                                  The holder of a Debenture surrendered for conversion in accordance with this Section 7.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in respect thereof from and including the most recent Interest Payment Date to which interest has been paid to, but not including, the Date of Conversion of such Debenture (less applicable withholding taxes, if any) and the IPSs issued upon such conversion shall be entitled to distributions or dividends declared in favour of holders of IPSs of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such IPSs pursuant to Section 7.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares and fully-paid Subordinated Notes.

(f)                                    The security granted in respect of the Debentures pursuant to Article 18 shall terminate as of the Date of Conversion in respect of each Debenture converted in accordance with this Article 7 with no further formality.

(g)                                 The Subordinated Notes forming part of the IPSs issued to a Debentureholder upon conversion of a Debenture pursuant to this Article 7 shall be secured pursuant to the Subordinated Note Indenture and ancillary security documentation.

7.5                                                                               Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)                                  If and whenever at any time prior to the Time of Expiry the Company shall (i) subdivide or redivide the outstanding IPSs into a greater number of IPSs, (ii) reduce, combine or consolidate the outstanding IPSs into a smaller number of IPSs, or (iii) issue IPSs (or securities convertible into or exchangeable for IPSs) to the holders of all or substantially all of the outstanding IPSs by way of a dividend or distribution or otherwise, the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of IPSs by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding IPSs resulting from such subdivision, redivision or dividend or distribution, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding IPSs resulting from such reduction, combination or consolidation.  Such adjustment shall be made successively whenever any event referred to in this Section 7.5(a) shall occur.  Any such issue of IPSs by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding IPSs under subsections (b) and (c) of this Section 7.5.  Upon any adjustment to the Conversion Price as set out in this Section 7.5(a), the number of IPSs to be issued upon conversion shall in the case of any of the events referred to in (i) or (iii) above be increased in proportion to the number of outstanding IPSs resulting from such subdivision, redivision, dividend or distribution, or shall in the case of any of the events referred to in (ii) above, be decreased in proportion to the number of outstanding IPSs resulting from such reduction, combination or consolidation.

(b)                                 If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding IPSs entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase IPSs (or securities convertible into or exchangeable for IPSs) at a price per IPS (or having a conversion price per IPS) less than 95% of the Current Market Price of the IPSs on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of IPSs outstanding on such record date plus a number of IPSs equal to the number arrived at by dividing the aggregate price of the total number of additional IPSs offered for subscription or purchase (or the aggregate conversion price of the convertible or exchangeable securities so offered) by such Current Market Price per IPS, and of which the denominator shall be the total number of IPSs outstanding on such record date plus the total number of additional IPSs offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable).  Such adjustment shall be made successively whenever such a record date is fixed.  To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of IPSs (or securities convertible into or exchangeable for IPSs) actually issued upon the exercise of such options, rights or warrants, as the case may be.

(c)                                  If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding IPSs of (i) securities of any class other than IPSs, (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase IPSs or securities convertible into or exchangeable for IPSs), (iii) evidences of its indebtedness, or (iv) assets (excluding dividends or distributions paid (including payments on the Subordinated Notes) in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of IPSs outstanding on such record date multiplied by the Current Market Price per IPS on such record date, less the fair market value (as determined by the Directors, which determination shall be conclusive) of such IPSs, securities other than IPSs, or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of IPSs outstanding on such record date multiplied by such Current Market Price per IPS.  Such adjustment shall be made successively whenever such a record date is fixed.  To the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such IPSs, securities other than IPSs, or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.  In clause (iv) of this Section 7.5(c) the term “dividends or distributions paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends or distributions paid in the ordinary course at the option of holders of IPSs.

(d)                                 If and whenever at any time prior to the Time of Expiry, there is a reclassification of the IPSs (or either of the Common Shares or Subordinated Notes comprising the IPSs) or a capital reorganization of the Company other than as described in Section 7.5(a) or a consolidation, amalgamation, arrangement or merger of the Company with or into any other Person or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person or other entity or a liquidation, dissolution or winding-up of the Company, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of IPSs then sought to be acquired by it, the kind and amount of securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation or consolidation or other similar transaction, or to which such sale or conveyance may be made or which holders of IPSs receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of IPSs sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction.  If determined appropriate by the Directors, to give effect to or to evidence the provisions of this Section 7.5(d), the Company, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to the kind and amount of securities or property of the Company or other securities or property to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter.  Any indenture entered into between the Company and the Debenture Trustee pursuant to the provisions of this Section 7.5(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 17.  Any indenture entered into between the Company, any successor to the Company or such purchasing Person or other entity, the Company and the Debenture Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 7.5(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances or other similar transactions.

(e)                                  In any case in which this Section 7.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional IPSs or other securities or property issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional IPSs or other securities or property upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional IPSs or other securities or property declared in favour of holders of record of IPSs on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 7.5(e), have become the holder of record of such additional IPSs pursuant to Section 7.4(b).

(f)                                    The adjustments provided for in this Section 7.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 7.5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g)                                 In the event of any question arising with respect to the adjustments provided in this Section 7.5, such question shall be conclusively determined by a firm of chartered accountants appointed by the Company and acceptable to the Debenture Trustee (who may be the auditors of the Company); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company, the Debenture Trustee, and the Debentureholders.

(h)                                 In case the Company shall take any action, or any event shall occur, affecting the IPSs other than action described in this Section 7.5, which in the opinion of the Directors, would materially affect the rights of Debentureholders, the Conversion Price and the IPSs, Common Shares, Subordinated Notes or other securities or property issuable or deliverable upon a conversion of Debentures, as applicable, shall be adjusted in such manner and at such time, by action of the Directors, subject to, as required, the prior written consent of the TSX (or, if the Debentures are not listed thereon, such other exchange on which the Debentures are then listed), as the Directors, in their sole discretion may determine to be equitable in the circumstances.  Failure of the Directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(i)                                     Subject to, as required, the prior written consent of the TSX (or, if the Debentures are not listed thereon, such other exchange on which the Debentures are then listed), no adjustment in the Conversion Price shall be made in respect of any event described in Sections 7.5(a), 7.5(b) or 7.5(c) other than the events described in 7.5(a)(i) or 7.5(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as though and with the same effect as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(j)                                     Except as stated above in this Section 7.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of IPSs at less than the Current Market Price for such IPSs on the date of issuance.

7.6                                                                               No Requirement to Issue Fractional IPSs

The Company shall not be required to cause the issuance of fractional IPSs upon the conversion of Debentures pursuant to this Article.  If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole IPSs issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted.  If any fractional interest in an IPS would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Company shall, in lieu of delivering, or causing the delivery of, any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the Current Market Price of such fractional interest.

7.7                                                                               Company to Reserve IPSs

The Company covenants with the Debenture Trustee that it will at all times reserve and keep available out of its authorized IPSs (if the number thereof is or becomes limited), solely for the purpose of issuing such IPSs in connection with a conversion of Debentures, such number of IPSs as shall then be deliverable by the Company upon the conversion of all outstanding Debentures at that time, to enable and permit the Company to perform its obligation hereunder to deliver the requisite number of IPSs to Debentureholders who exercise their conversion rights hereunder.  The Company covenants with the Debenture Trustee that all IPSs, which shall be so issuable, shall be duly and validly issued as fully-paid and non-assessable upon receipt by the Company of the Conversion Price.  The Company further covenants with the Debenture Trustee that it shall take all actions and do all things necessary or desirable to enable and permit the Company, in accordance with applicable law, to perform all of its obligations hereunder.

7.8                                                                               Cancellation of Converted Debentures

All Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Debenture Trustee and, subject to the provisions of Section 7.4 as to Debentures converted in part, no Debenture shall be issued in substitution therefor.

7.9                                                                               Certificate as to Adjustment

The Company shall from time to time immediately after it has acquired actual knowledge of the occurrence of any event which requires an adjustment or readjustment as provided in Section 7.5, deliver a Certificate of the Manager to the Debenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein may be relied upon by the Debenture Trustee and shall be verified by an opinion of a nationally recognized firm of chartered accountants appointed by the Company and acceptable to the Debenture Trustee (who may be the auditors of the Company) and shall be conclusive and binding on all parties in interest.  When so approved, the Company shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of IPSs, forthwith give notice to the Debentureholders in the manner provided in Section 15.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

7.10                                                                        Notice of Special Matters

The Company covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give written notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 15.2, of its intention to fix a record date for any event referred to in Section 7.5(a), (b) or (c) or (d) (other than the subdivision, redivision, reduction, combination or consolidation of its IPSs) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given.  Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date.

7.11                                                                        Protection of Debenture Trustee

Subject to Section 16.3, the Debenture Trustee:

(a)                                  shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)                                 shall not be accountable with respect to the validity or value (or the kind or amount) of any IPSs or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c)                                  shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver IPSs upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

7.12                                                                        Allocation of IPSs

Upon the conversion of Debentures into IPSs pursuant to this Article 7, the Company will allocate the fair market value of such Debentures between the Common Shares and Subordinated Notes represented by IPSs acquired on the conversion on a reasonable basis.  Such determinations will be disclosed in the continuous disclosure documentation of the Company as filed with the applicable securities regulators from time to time.  By purchasing a Debenture, the holder (i) is deemed to agree to such allocation, which shall be incorporated into this Indenture by reference and binding upon the parties hereto and all holders, and (ii) agrees not to take a contrary position for any purpose.

ARTICLE 8
COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

8.1                                                                               To Pay Principal and Interest

Subject at all times to the provisions of Article 6 hereof, the Company will duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

8.2                                                                               To Pay Debenture Trustee’s Remuneration

The Company will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will repay to the Debenture Trustee on demand all monies which shall have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created and such monies including the Debenture Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Debenture Trustee in priority to any of the Debentures or interest thereon.  Any amount due under this Section and unpaid thirty days after written request for such payment shall bear interest from the expiration of such thirty days at a rate per annum equal to the then rate charged by the Debenture Trustee under similar indentures from time to time, payable on demand.  Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

8.3                                                                               To Give Notice of Default

The Company shall notify the Debenture Trustee in writing immediately upon obtaining knowledge of any Event of Default hereunder.

8.4                                                                               Preservation of Existence, etc.

Subject to Article 12 hereof, the Company shall, and shall cause each Significant Entity in which it directly or indirectly owns more than 50% of the total voting or equity interests and (to the extent that the Company has any direct or indirect contractual or other approval rights over the actions of such Significant Entity) any of its other Significant Entities, to preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization; and, except where failure to do so would not have a Material Adverse Effect, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business.

8.5                                                                               Keeping of Books

The Company will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with generally accepted accounting principles.

8.6                                                                               Reporting Requirements

In the event that the Company has Global Debentures outstanding, the Company will provide the Depository with copies of continuous disclosure documents furnished to holders of its IPSs under Applicable Securities Legislation.

8.7                                                                               Performance of Covenants by Debenture Trustee

If the Company shall fail to perform any of its covenants contained in this Indenture, the Debenture Trustee may notify the Debentureholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 9.2 and 16.3) shall be under no obligation to do so or to notify the Debentureholders.  All sums so expended or advanced by the Debenture Trustee shall be repayable as provided in Section 8.2.  No such performance, expenditure or advance by the Debenture Trustee shall be deemed to relieve the Company of any default hereunder or from its continuing indebtedness.

8.8                                                                               Listing

The Company shall use commercially reasonable efforts to ensure that the IPSs and the Debentures, respectively, are listed and posted for trading on the TSX (and the Common Shares forming part of IPSs are listed on the TSX), and shall maintain such listing and posting for trading of the IPSs and the Debentures, respectively, and the Common Shares, on the TSX, and to maintain the Company’s status as a “reporting issuer” not in default of Applicable Securities Legislation.

8.9                                                                               Regarding Redemption

The Company shall not exercise its redemption rights under Article 3 of the Subordinated Note Indenture until such time as there are no longer any Debentures outstanding unless the Company redeems the Debentures concurrently with the Subordinated Notes.

8.10                                                                        Regarding Covenants

Notwithstanding anything to the contrary contained herein, none of the covenants listed herein shall operate as being more restrictive than the analogous covenants in the Subordinated Note Indenture and Senior Credit Agreements.

ARTICLE 9
DEFAULT

9.1                                                                               Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)                                  failure for 30 days to pay interest on the Debentures when due;

(b)                                 failure to pay principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise;

(c)                                  the Company fails to comply with Article 12 hereof;

(d)                                 the Company or any Major Significant Entity of the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)                               consents to the appointment of a custodian of it or for any substantial part of its property; or

(iv)                              makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(e)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Major Significant Entity of the Company in an involuntary case;

(ii)                                  appoints a custodian of the Company or any Major Significant Entity of the Company or for any substantial part of the property of the Company or any Major Significant Entity of the Company; or

(iii)                               orders the winding up or liquidation of the Company or any Major Significant Entity of the Company;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days;

(f)                                    if a resolution is passed for the winding-up or liquidation of the Company except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 12.1 are duly observed and performed;

(g)                                 if, after the date of this Indenture, any proceedings with respect to the Company are taken with respect to a compromise or arrangement, with respect to creditors of the Company generally, under the applicable legislation of any jurisdiction;

(h)                                 default in the observance or performance of any material covenant or condition of this Indenture by the Company for a period of 30 days after notice in writing has been given by the Debenture Trustee to the Company, as applicable, specifying such default and requiring the Company, as applicable, to remedy such default; or

(i)                                     failure by the Company or any Significant Entity of the Company to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) inclusive of any grace, extension, forbearance or similar period, in respect of any Indebtedness having an aggregate principal amount (including undrawn or unavailable amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than U.S. $10,000,000 or failure to observe or perform any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs for a period beyond the applicable grace, cure, extension, forbearance or other similar period the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity.

In each and every such event the Debenture Trustee may, in its discretion, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, and upon being indemnified to its reasonable satisfaction against all fees, costs, expenses and liabilities to be incurred, subject to the provisions of Section 9.3, by notice in writing to the Company declare the principal of (and premium, if any) and interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debenture Trustee, and the Company shall subject to Article 6 forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal, premium, if any, accrued and unpaid interest and interest on amounts in default on such Debenture and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures.  Such payment when made shall be deemed to have been made in discharge of the Company’s obligations hereunder and any monies so received by the Debenture Trustee shall be applied in the manner provided in Section 9.6.  For greater certainty, for the purposes of this Section 9.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 9.1 refer to Debentures of that particular series.  For purposes of this Article 9, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 9.1, then this Article 9 shall apply mutatis mutandis to the Debentures of such series and references in this Article 9 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

9.2                                                                               Notice of Events of Default

If an Event of Default shall occur and be continuing the Debenture Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default:  (i) to the Debentureholders in the manner provided in Section 15.1; and (ii) relying upon contact information provided by the Company from time to time, to the agent(s) under the Senior Credit Agreements, provided that the Debenture Trustee shall be entitled to rely on such notice and shall not be subject to any liability as a result of its inadvertent failure to provide such notice.  Notwithstanding the foregoing, unless the Debenture Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Debenture Trustee shall not be required to give such notice if the Debenture Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Company in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Debenture Trustee to the Debentureholders within 15 days after the Debenture Trustee receives written notice that the Event of Default has been cured.

9.3                                                                               Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)                                  the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of a majority of the principal amount of Debentures then outstanding or by Ordinary Resolution of Debentureholders at a meeting held in accordance with Article 14 hereof, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to Section 9.1 and the Debenture Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing, if the Event of Default has occurred by reason of the non-observance or non-performance by the Company of any covenant applicable only to one or more series of Debentures, then the holders of a majority of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Debenture Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)                                 the Debenture Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Debenture Trustee’s opinion, relying on the opinion of Counsel, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.

No such act or omission either of the Debenture Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

9.4                                                                               Enforcement by the Debenture Trustee

Subject to the provisions of Section 9.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Company shall fail to pay to the Debenture Trustee, forthwith after the same shall have been declared to be due and payable under

Section 9.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Debenture Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Trustee shall deem expedient.

The Debenture Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting its property.  The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 9.3, nothing contained in this Indenture shall be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Debenture Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof at the trial or other proceedings relating thereto.  Any such suit or proceeding instituted by the Debenture Trustee shall be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture.  In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee shall be a party) the Debenture Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

9.5                                                                               No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or premium (if any) or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Debenture Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Debenture Trustee and the Debenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

9.6                                                                               Application of Monies by Debenture Trustee

(a)                                  Except as herein otherwise expressly provided, any monies received by the Debenture Trustee from the Company pursuant to the foregoing provisions of this Article 9, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other monies in the hands of the Debenture Trustee available for such purpose, as follows:

(i)                                     first, in payment or in reimbursement to the Debenture Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)                                  second, but subject as hereinafter in this Section 9.6 provided, in payment, rateably and proportionately to (and in the case of applicable withholding taxes, if any, on behalf of) the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)                               third, in payment of the surplus, if any, of such monies to the Company or its assigns; provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Company or any of its Significant Entities (other than any Debenture pledged for value and in good faith to a person other than the Company or any of its Significant Entities but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)                                 The Debenture Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in Section 9.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 16.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth.  The foregoing shall, however, not apply to a final payment or distribution hereunder.

9.7                                                                               Notice of Payment by Debenture Trustee

Not less than 15 days notice shall be given in the manner provided in Section 15.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 9.  Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied.  After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

9.8                                                                               Debenture Trustee May Demand Production of Debentures

The Debenture Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 9 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Company as the Debenture Trustee shall deem sufficient.

9.9                                                                               Remedies Cumulative

No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

9.10                                                                        Judgment Against the Company

The Company covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

9.11                                                                        Subordination

This Article 9 and the powers, rights and authority granted to the Debenture Trustee hereunder, are subject to the terms and provisions of Article 6 and Article 4 of the Guarantee.

ARTICLE 10
SATISFACTION AND DISCHARGE

10.1                                                                        Cancellation and Destruction

Subject to applicable retention requirements, all Debentures shall forthwith after payment thereof be delivered to the Debenture Trustee and cancelled by it.  All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Debenture Trustee and, if required by the Company, the Debenture Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

10.2                                                                        Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:

(a)                                  the Company shall be entitled to pay or deliver to the Debenture Trustee and direct the Debenture Trustee to set aside; or

(b)                                 in respect of monies in the hands of the Debenture Trustee which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Debenture Trustee to set aside.

the principal, premium (if any) or the interest, as the case may be (after deduction of any applicable withholding taxes), in trust to be paid or delivered to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies (less applicable withholding taxes, if any), so set aside by the Debenture Trustee upon due presentation and surrender thereof, subject always to Section 10.4.

10.3                                                                        Repayment of Unclaimed Monies

Subject to applicable law, any monies set aside under Section 10.2 and not claimed by and paid to holders of Debentures as provided in Section 10.2 within ten years after the date of such setting aside shall be repaid and delivered to the Company by the Debenture Trustee and thereupon the Debenture Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Company shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Company subject to any limitation provided by the laws of the Province of Ontario.

10.4                                                                        Discharge

The Debenture Trustee shall at the written request of the Company release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

10.5                                                                        Satisfaction

(a)                                  The Company shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Debenture Trustee, at the expense of the Company, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:

(i)                                     the Company has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or Redemption Dates, as the case may be, of such Debentures; or

(ii)                                  the Company has deposited or caused to be deposited with the Debenture Trustee as trust property in trust for the purpose of making payment on such Debentures:

(A)                              if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada; or

(B)                                if the Debentures are issued in a currency other than Canadian Dollars, cash in the currency in which the Debentures are payable and/or such amount in such currency of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency in which the Debentures are payable,

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures, provided that, for the purposes of Section 10.5(a)(ii)(B), the Debenture Trustee will be entitled to rely on an opinion of Counsel or such other advisor satisfactory to it in making such a determination;

and in either event:

(iii)                               the Company has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Trustee in connection with the payment of such Debentures); and

(iv)                              the Company has delivered to the Debenture Trustee a Certificate of the Manager stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Debenture Trustee referred to in this Section 10.5 shall be irrevocable, subject to Section 10.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and the Company and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.  In the event that the Debenture Trustee enters into any such agreement contemplated by this Section 10.5(a), the Debenture Trustee shall be deemed to have completely and satisfactorily discharged its duties and obligations under this indenture with respect to the Debentures being satisfied and all future duties and obligations of the Debenture Trustee with respect to the satisfied Debentures shall be governed solely pursuant to the terms of the new escrow and/or trust agreement, as applicable.

(b)                                 Notwithstanding anything to the contrary in Section 10.5(a), the Debenture Trustee shall not be obligated to accept holdings of any nature or kind which it does not hold for its clients in the ordinary course of business.

(c)                                  Upon the satisfaction of the conditions set forth in this Section 10.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 5, Section 16.18 and the other provisions of this Indenture pertaining to the foregoing provisions) shall no longer be binding upon or applicable to the Company.

(d)                                 Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 10.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(e)                                  If the Debenture Trustee is unable to apply any money or securities in accordance with this Section 10.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 10.5 until such time as the Debenture Trustee is permitted to apply all such money or securities in accordance with this Section 10.5, provided that if the Company has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Trustee.

10.6                                                                        Continuance of Rights, Duties and Obligations

Where trust funds or trust property have been deposited pursuant to Section 10.5, the holders of Debentures and the Company shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 5, Section 16.18 and the other provisions of this Indenture pertaining to the foregoing provisions.

ARTICLE 11
IPS INTEREST PAYMENT ELECTION

11.1                                                                        IPS Interest Payment Election

(a)                                  Provided that no Event of Default has occurred and is continuing and that all necessary regulatory approvals have been obtained (including any required approval of any stock exchange on which the Debentures or IPSs are then listed), the Company shall have the right, at any time and from time to time, to make an IPS Interest Payment Election in respect of any Interest Obligation, in whole or in part, by delivering an IPS Interest Payment Election Notice to the Debenture Trustee no later than the earlier of: (i) the date required by applicable law or the rules of any stock exchange on which the Debentures or IPSs are then listed, and (ii) the day which is 15 Business Days prior to the Interest Payment Date to which the IPS Interest Payment Election relates.

(b)                                 Upon receipt of an IPS Interest Payment Election Notice, the Debenture Trustee shall, as directed in writing by the Company, as agent of the Company, in accordance with this Article 11 and such IPS Interest Payment Election Notice: (i) deliver IPS Bid Requests to the investment banks, brokers or dealers (each, a “Broker”) identified by the Company, in its absolute discretion, in the IPS Interest Payment Election Notice, or (ii) agree to the Company establishing an account or accounts (in the name of the Debenture Trustee, if necessary) with a Broker identified by the Company, in its absolute discretion, in the IPS Interest Payment Election Notice for the purpose of such Broker selling Freely Tradeable IPSs on behalf of the Company in accordance with the terms hereof (which Broker shall notify the Company and the Debenture Trustee as such IPSs are sold and the settlement rules prescribed by securities regulatory policies shall apply in respect of the payment for such IPSs).  The Broker shall send copies of the monthly statements and transaction slips in respect of all sales of IPSs to the Company (with a duplicate copy to the Debenture Trustee, or as it may otherwise in writing direct), as soon as reasonably practicable after preparation thereof.  All fees payable in respect of such accounts shall be paid by the Company; provided, however, that it shall be a condition precedent to the Company establishing such an account with one or more Brokers that all necessary legal, regulatory and other requirements have been satisfied by the Company and the Debenture Trustee, if applicable, and the Company shall assume, to the maximum extent permitted herein and at law, all responsibility for administering such account(s).  In connection with the IPS Interest Payment Election, the Debenture Trustee shall have the power to: (i) accept delivery of the IPSs from the Company and process the IPSs in accordance with the IPS Interest Payment Election Notice, (ii) accept bids with respect to, and consummate sales of, such IPSs, each as the Company shall direct in its absolute discretion through the Broker identified by the Company in the IPS Interest Payment Election Notice, (iii) invest the proceeds of such sales in Canadian Government Obligations which mature prior to the applicable Interest Payment Date, (iv) deliver proceeds to holders of Debentures to satisfy all or a portion of the Company’s Interest Obligations, as directed by the Company in the IPS Interest Payment Election Notice, and (v) perform any other action necessarily incidental thereto as directed by the Company in its absolute discretion.  The IPS Interest Payment Election Notice shall, where the Debenture Trustee delivers IPS Bid Requests, direct the Debenture Trustee to solicit and accept only, and each IPS Bid Request shall provide that the acceptance of any bid is conditional on the acceptance of, sufficient bids to result in aggregate net proceeds from such issue and sale of IPSs which, together with the cash payments to be made by the Company, if any, equal the Interest Obligation on the IPS Delivery Date.

(c)                                  The IPS Interest Payment Election Notice shall provide confirmation from the Company that all necessary regulatory approvals have been obtained and shall also provide for, and all bids, if any, shall be subject to, the right of the Company, by delivering written notice to the Debenture Trustee at any time prior to the consummation of such delivery and sale of the IPSs on the IPS Delivery Date, to withdraw the IPS Interest Payment Election (which shall have the effect of withdrawing each related IPS Bid Request), whereupon the Company shall be obliged to pay in cash the Interest Obligation in respect of which the IPS Interest Payment Election Notice has been delivered.

(d)                                 Any sale of IPSs pursuant to this Article 11 may be made to one or more Persons whose bids are solicited.

(e)                                  The amount receivable in cash by a holder of a Debenture in respect of the Interest Obligation or the entitlement thereto will not be affected by whether or not the Company elects to satisfy the Interest Obligation pursuant to an IPS Interest Payment Election.

(f)                                    The Debenture Trustee shall inform the Company promptly following receipt of any bid or bids for IPSs solicited pursuant to the IPS Bid Requests.  The Debenture Trustee shall accept such bid or bids as the Company, in its absolute discretion, shall direct by Written Direction of the Manager, provided that the aggregate net proceeds of all sales of IPSs through the facilities of a registered broker/dealer resulting from the acceptance of such bids, together with the amount of any cash payment by the Company, on the IPS Delivery Date, must be equal to the related IPS Interest Payment Election Amount in connection with any bids so accepted.  The Company, the Debenture Trustee (if required by the Company in its absolute discretion) and the applicable bidders shall, not later than the IPS Delivery Date, enter into IPS Purchase Agreements in a form satisfactory to the Debenture Trustee and shall comply with all Applicable Securities Legislation, including the securities rules and regulations of any stock exchange on which the Debentures or IPSs are then listed.  The Company shall pay all fees and expenses in connection with the IPS Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the fees of the Debenture Trustee.

(g)                                 Provided that (i) all conditions specified in each IPS Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the IPSs to be sold thereunder against payment of the purchase price thereof, and (ii) the purchasers under each IPS Purchase Agreement shall be ready, willing and able to perform thereunder, in each case on the IPS Delivery Date, the Company shall, on the IPS Delivery Date, deliver to the Debenture Trustee the IPSs to be sold on such date through the facilities of a registered broker/dealer, an amount in cash equal to the value of any fractional IPSs and a Certificate of the Manager to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each IPS Purchase Agreement, have been satisfied.  Upon such deliveries, the Debenture Trustee shall consummate such sales through the facilities of a registered broker/dealer on such IPS Delivery Date by the delivery of the IPSs to such purchasers against payment to the Debenture Trustee in immediately available funds of the purchase price therefor.

(h)                                 The Debenture Trustee shall, on the IPS Delivery Date, use the sale proceeds of the IPSs (together with any cash received from the Company) to purchase, on the direction of the Company in writing, Canadian Government Obligations which mature prior to the applicable Interest Payment Date and which the Debenture Trustee is required to hold until maturity (the “IPS Proceeds Investment”) and shall, on such date, deposit the balance, if any, of such sale proceeds in the Property Account for such Debentures.  The Debenture Trustee shall hold such IPS Proceeds Investment (but not income earned thereon) under its exclusive control in an irrevocable trust for the benefit of the holders of the Debentures.  At least one Business Day prior to the Interest Payment Date, the Debenture Trustee shall deposit amounts from the proceeds of the IPS Proceeds Investment in the Property Account to bring the balance of the Property Account to the IPS Interest Payment Election Amount.  On the Interest Payment Date, the Debenture Trustee shall pay the amount held in the Property Account to the holders of record of the Debentures on the record date of such Interest Payment Date (less any tax required to be withheld, if any) and, provided that there is no Event of Default, shall remit amounts, if any, in respect of income earned on the IPS Proceeds Investment or otherwise in excess of the IPS Interest Payment Election Amount to the Company.

(i)                                     Neither the making of an IPS Payment Election nor the consummation of sales of IPSs on an IPS Delivery Date shall (i) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date or (ii) entitle or require such holders to receive any Freely Tradeable IPSs in satisfaction of such Interest Obligation.

ARTICLE 12
SUCCESSORS

12.1                                                                        Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

(a)                                  The Company will not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)                                     the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of Canada or any province or territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(ii)                                  the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture, the Debentures and any related security pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Debenture Trustee;

(iii)                               all of the Guarantees of the Debentures, Security Documents, and related security, remain in full force and effect or replacement guarantees and security reasonably satisfactory to the Debenture Trustee are provided;

(iv)                              immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the Successor Company or any of its Significant Entities as a result of such transaction as having been incurred by the Successor Company or such Significant Entity at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(v)                                 immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period the Cash Flow Coverage Ratio for the Successor Company and its Significant Entities would be greater than or equal to such ratio for the Company and its Significant Entities immediately prior to such transaction;

(vi)                              each party to the Debentures and Security Documents, unless they are the other party to the transactions described above, will have by supplemental securities and guarantees confirmed that such securities and guarantees will apply to such Person’s obligations under the Debentures and Security Documents (or, such parties will have entered into guarantees of the

Debentures in form and substance substantially the same as the Security Documents); and

(vii)                           the Company will have delivered to the Debenture Trustee a Certificate of the Manager and an opinion of Counsel stating that such consolidation, merger or transfer and such supplemental debentures, security documents and indenture (if any) (or guarantees of the Debentures) comply with this Indenture.

The Successor Company shall succeed to, and be substituted for, the Company under this Indenture and the Debentures. Notwithstanding the foregoing Sections 12.1(a)(iii) and 12.1(a)(iv), (a) any Significant Entity of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Significant Entity of the Company, and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another province or territory of Canada so long as the amount of indebtedness of the Company and its Significant Entities is not increased thereby.

(b)                                 Subject to the provisions of a Guarantee governing the release of the Guarantee upon the sale or disposition of a Guarantor that is a Significant Entity of the Company, each Guarantor shall not, and the Company shall not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)                                     such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of Canada or the United States or any province or territory of Canada or state of the United States (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(ii)                                  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee and related security pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)                               immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the Successor Guarantor or any of its Significant Entities as a result of such transaction as having been incurred by the Successor Guarantor or such Significant Entity at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

(iv)                              the Guarantor shall have delivered or caused to be delivered to the Trustee a Certificate of the Manager and an opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Subject to the provisions of a Guarantee governing the release of the Guarantee, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing Section 12.1(b)(iii), a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or province or territory of Canada so long as the amount of indebtedness of the Guarantor is not increased thereby.

12.2                                                                        Vesting of Powers in Successor

Notwithstanding Section 12.1, whenever the conditions of Section 12.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as though the Successor had been named as the Company herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor or the disposition of less than all of the Company’s undertaking, property and assets to the Successor, the Company shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Company delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction shall not result in any material adverse tax consequences to the Company or the Successor.  The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 13
COMPULSORY ACQUISITION

13.1                                                                        Definitions

In this Article:

(a)                                  “Affiliate” and “Associate” shall have their respective meanings set forth in the Securities Act (Ontario);

(b)                                 “Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 13.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(c)                                  “Offer” means an offer to acquire outstanding Debentures where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(d)                                 “offer to acquire” includes an offer to purchase, or a satisfaction of an offer to sell, an acceptance of an offer to sell whether or not such offer to sell has been solicited or any combination thereof and the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person that made the offer to sell;

(e)                                  “Offeror” means a Person, or two or more Persons acting jointly or in concert, who make an Offer to acquire Debentures;

(f)                                    “Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or the Company acting jointly or in concert with the Offeror; and

(g)                                 “Offeror’s Notice” means the notice described in Section 13.3.

13.2                                                                        Offer for Debentures

If an Offer for outstanding Debentures of a series (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

(a)                                  within at least 35 days but not more than 4 months after the date the Offer is made, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

(b)                                 the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c)                                  the Offeror complies with Sections 13.3 and 13.5;

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholder for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

13.3                                                                        Offeror’s Notice to Dissenting Debentureholders

Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 13.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:

(a)                                  Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

(b)                                 the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c)                                  Dissenting Debentureholders must elect to:

(i)                                     transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; or

(ii)                                  demand payment of fair value for their Debentures pursuant to Section 13.8 hereof by notifying the Offeror within 21 days after the date of receiving the Offeror’s Notice; and

(d)                                 any Dissenting Debentureholders who fails to notify the Offeror of its election as described under Section 13.3(c) will be deemed to have elected to transfer his or her

Debentures to the Offeror on the same terms on which the Offeror acquired Debentures from Debentureholders who accepted the Offer.

13.4                                                                        Delivery of Debenture Certificates

A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 13.3 shall, within 21 days after the date of receiving the Offeror’s Notice with respect to the election in Section 13.3(c), in the case of Fully Registered Debentures, send his or her Debenture certificate(s) to the Debenture Trustee duly endorsed for transfer.

13.5                                                                        Payment of Consideration to Debenture Trustee

Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 13.3, the Offeror shall pay or transfer to the Debenture Trustee, or to such other person as the Debenture Trustee may direct, the cash or other consideration that would be payable if all Dissenting Debentureholders elected to accept the Offer in accordance with Section 13.3.  The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

13.6                                                                        Consideration to be held in Trust

The Debenture Trustee, or the person directed by the Debenture Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 13.5.  The Debenture Trustee, or such person, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, which may include an Affiliate of the Debenture Trustee, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.

13.7                                                                        Completion of Transfer of Debentures to Offeror

Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 13.3, the Debenture Trustee, if the Offeror has complied with Section 13.5, shall:

(a)                                  do all acts and things and execute and cause to be executed all instruments as in the Debenture Trustee’s opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b)                                 send to each Dissenting Debentureholder who has made or deemed to have made an election and, if applicable has complied with Section 13.4, the consideration to which such Dissenting Debentureholder is entitled under this Article 13 net of applicable withholding taxes, if applicable; and

(c)                                  send to each Dissenting Debentureholder a notice stating that:

(i)                                     his or her Debentures have been transferred to the Offeror;

(ii)                                  the Debenture Trustee or some other Person designated in such notice are holding in trust the consideration to which the Dissenting Debentureholder is entitled to receive for such Debentures if the Debentureholder elected to receive the consideration payable or paid under the Offer; and

(iii)                               the Debenture Trustee, or such other Person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Debenture Trustee or such other Person may require in lieu thereof, and the Debenture Trustee is hereby appointed the agent and attorney, and is granted power of attorney with respect to the Debentures, of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions, including, without limitation, the power and authority to execute such transfers as may be necessary or desirable in respect of the book-entry only registration system of the Depository.

13.8                                                                        Demand for Payment of Fair Value

(a)                                  If a Dissenting Debentureholder has elected to demand payment of the fair value for his or her Debentures pursuant to Section 13.3, the Offeror may, within 21 days after it has paid the cash or transferred the other consideration to the Debenture Trustee under Section 13.5, apply to a court to fix the fair value of the Debentures of that Dissenting Debentureholder.

(b)                                 If the Offeror fails to apply to a court under Section 13.8(a), a Dissenting Debentureholder may apply to a court for the same purpose within a further period of 21 days.

(c)                                  Where no application is made to a court under Section 13.8(b) within the period set out in that Section, a Dissenting Debentureholder is deemed to have elected to transfer his or her Debentures to the Offeror on the same terms on which the Offeror acquired Debentures of the applicable series from Debentureholders who accepted the Offer.

(d)                                 An application under Section 13.8(a), or 13.8(b), shall be made to a court having jurisdiction in the Province of Ontario.

(e)                                  A Dissenting Debentureholder is not required to give security for costs in an application made under Section 13.8(a) or 13.8(b).

(f)                                    On an application under Section 13.8(a) or 13.8(b):

(i)                                     all Dissenting Debentureholders that have elected pursuant to Section 13.3 shall be joined as parties and are bound by the decision of the court; and

(ii)                                  the Offeror shall notify each affected Dissenting Debentureholder of the date, place and consequences of the application and of their right to appear and be heard in person or by legal counsel.

(g)                                 On an application to a court under Section 13.8(a) or 13.8(b) the court may determine whether any other Person is a Dissenting Debentureholder who should be joined as a party, and the court shall then fix a fair value for each series of Debentures held by the Dissenting Debentureholders.

(h)                                 A court may in its discretion appoint one or more appraisers to assist the court in fixing a fair value for each series of Debentures of a Dissenting Debentureholder.

(i)                                     The final order of the court shall be made against the Offeror in favour of each Dissenting Debentureholder in the amount for each series of Debentures as fixed by the court.

(j)                                     In connection with proceedings under this Section 13.8, a court may make any order it thinks fit and, without limiting the generality of the foregoing, it may:

(i)                                     fix the amount of money or other consideration that is required to be held in trust under Section 13.6;

(ii)                                  order that money or other consideration be held in trust by a Person other than the Debenture Trustee; and

(iii)                               allow a reasonable rate of interest on the amount payable to each Dissenting Debentureholder from the date they send or deliver notice to the Offeror under Section 13.4 until the date of payment.

13.9                                                                        Communication of Offer to the Company

An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Company.

ARTICLE 14

MEETINGS OF DEBENTUREHOLDERS

14.1                                                                        Right to Convene Meeting

The Debenture Trustee or the Company may at any time and from time to time, and the Debenture Trustee shall, on receipt of a written request of the Company or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Company or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders.  In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding and indemnification, to give notice convening a meeting, the Company or such Debentureholders, as the case may be, may convene such meeting.  Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Debenture Trustee.

14.2                                                                        Notice of Meetings

(a)                                  At least 21 days notice of any meeting shall be given to the Debentureholders in the manner provided in Section 15.2 and a copy of such notice shall be sent by post to the Debenture Trustee, unless the meeting has been called by it.  Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.  The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting.  A holder may waive notice of a meeting either before or after the meeting.

(b)                                 If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 14.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 14.2(c) and (d)), then:

(i)                                     a reference to such fact, indicating each series of Debentures in the opinion of the Debenture Trustee, as advised by counsel, so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)                                  the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 14.15 unless in addition to compliance with the other provisions of this Article 14:

(A)                              at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 14 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)                                in the case of action taken or power exercised by instrument in writing under Section 14.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series then outstanding.

(c)                                  Subject to Section 14.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 14.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Debenture Trustee and the Company for all purposes hereof.

(d)                                 A proposal:

(i)                                     to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or any redemption premium thereon or to impair any conversion right thereof;

(ii)                                  to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)                               to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 14.2 or Sections 14.4, 14.12 and 14.15,

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

14.3                                                                        Chairman

Some person, who need not be a Debentureholder, nominated in writing by the Company (in case it convenes the meeting) or the Debenture Trustee (in any other case) shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chairman.

14.4                                                                        Quorum

Subject to the provisions of Section 14.12, at any meeting of the Debentureholders a quorum shall consist of not less than two Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series.  If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, to the extent possible, and no notice shall be required to be given in respect of such adjourned meeting.  At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 14.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series.  Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.  No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

14.5                                                                        Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

14.6                                                                        Show of Hands

Every question submitted to a meeting shall, subject to Section 14.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided.  At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.  The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

14.7                                                                        Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct.  Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

14.8                                                                        Voting

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote.  On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he or she shall then be the holder. A proxyholder need not be a Debentureholder.  In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

14.9                                                                        Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative.  The Company (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)                                  the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)                                 the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Company or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)                                  the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed or sent by other electronic means before the meeting to the Company or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

14.10                                                                 Persons Entitled to Attend Meetings

The Company, the Manager and the Debenture Trustee, by their respective officers, directors, employees and agents (as applicable), the Auditors of the Company and the legal advisers of the Company, the Debenture Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

14.11                                                                 Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by applicable law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (l) to receipt of the prior approval of the TSX or such other exchange on which the Debentures are then listed:

(a)                                  power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)                                 power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee against the Company, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c)                                  power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Company and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)                                 power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation or merger of the Company with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 12.1 shall have been complied with;

(e)                                  power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)                                    power to waive, and direct the Debenture Trustee to waive, any default hereunder and/or cancel any declaration made by the Debenture Trustee pursuant to Section 9.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)                                 power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)                                 power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 9.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)                                     power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any IPSs or other securities of the Company;

(j)                                     power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee.  The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee.  Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders.  Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally.  Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum.  All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders.  Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)                                  power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee or Debenture Trustees provided that no such removal shall be effective unless and until a new Debenture Trustee or Debenture Trustees shall have become bound by this Indenture;

(l)                                     power to sanction the conversion of the Debentures for or the conversion thereof into IPSs, bonds, debentures or other securities or obligations of the Company or of any other Person formed or to be formed;

(m)                               power to authorize the distribution in specie of any securities received pursuant to a transaction authorized under the provisions of Section 14.11(l); and

(n)                                 power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 14.11(j).

Notwithstanding the foregoing provisions of this Section 14.11, none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 6 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the Senior Creditors.

14.12                                                                 Meaning of “Extraordinary Resolution”

(a)                                  The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)                                 If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman.  Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 15.2.  Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum.  At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c)                                  Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

14.13                                                                 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

14.14                                                                 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Debenture Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

14.15                                                                 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66 2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

14.16                                                                 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 14.15 shall be binding upon all the

Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

14.17                                                                 Evidence of Rights Of Debentureholders

(a)                                  Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)                                 The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

14.18                                                                 Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 14.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 14 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series.  Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 15

NOTICES

15.1                                                                        Notice to the Company

Any notice to the Company or any Guarantor or to the Debenture Trustee (on its own account or on behalf of the Debentureholders) under the provisions of this Indenture shall be valid and effective if delivered to the Company at 355 Burrard Street, Suite 1900, Vancouver, BC, V6C 2G8, Attention: Chief Executive Officer, Fax (604) 682-7131, with a copy delivered to the  Manager at:  200 Clarendon Street, 55th Floor, Boston, MA, 02117, Attention: Chief Executive Officer, Fax: (617) 531-6370 a copy delivered to Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario, M5B 2M6, Attention: Bill Gorman, Fax: (416) 979-1234 and a copy delivered to the Debenture Trustee at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, Attention: Manager, Corporate Trust, Fax: (416) 981-9777 or if given by registered letter, postage prepaid, or facsimile transmission to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof or if sent by facsimile transmission on the first Business Day after confirmed transmission.  The Company may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this Indenture.

15.2                                                                        Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing.  Any notice to be given hereunder with respect to the Debentures delivered or served by telecopier or courier shall be deemed to have been given or served on the day upon which it is delivered.  Accidental error or omission in giving notice or accidental failure to mail or otherwise deliver notice to any Debentureholder or the inability of the Company to give or mail or otherwise deliver any notice due to any event beyond the reasonable control of the Company shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Company shall give such notice by publication at least once in the City of Toronto, Ontario (or in such of those cities as, in the opinion of the Debenture Trustee, is sufficient in the particular circumstances), such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in the newspaper in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders having an interest in such Debenture.

15.3                                                                        Notice to Debenture Trustee

Any notice to the Debenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Debenture Trustee at its principal office in the City of Toronto, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, Attention: Director, Corporate Trust Department or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.  The Debenture Trustee may from time to time notify the Company in writing of a change of address which thereafter, until by like notice shall be the address of the Debenture Trustee to receive notices from the Company.

15.4                                                                        Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 15.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 15.3.

ARTICLE 16

CONCERNING THE DEBENTURE TRUSTEE

16.1                                                                        No Conflict of Interest

The Company acknowledges that the Debenture Trustee is acting as indenture trustee with respect to the Subordinated Notes.  Accordingly, the Debenture Trustee may have or appear to have a conflict of interest.  The Company hereby agrees and consents to the appointment of the Debenture Trustee pursuant to this indenture.

Other than as disclosed above in this Section 16.1, the Debenture Trustee represents to the Company that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 16.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 16.2.

16.2                                                                        Replacement of Debenture Trustee

The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company 30 days’ notice in writing or such shorter notice as the Company may accept as sufficient.  If at any time a material conflict of interest exists in the Debenture Trustee’s role as a fiduciary hereunder the Debenture Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 16.2.  The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists.  In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders.  Failing such appointment by the Company, the retiring Debenture Trustee or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct at the Company’s expense, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee shall be effective only upon such new Debenture Trustee becoming bound by this Indenture.  Any new Debenture Trustee appointed under any provision of this Section 16.2 shall be a corporation authorized to carry on the business of a trust company in all of the provinces and territories of Canada.  On any new appointment the new Debenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Trustee.

Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Debenture Trustee shall be a party, or any company succeeding to the corporate trust business of the Debenture Trustee shall be the successor trustee under this Indenture without the execution of any instrument or any further act.  Nevertheless, upon the written request of the successor Debenture Trustee or of the Company, the Debenture Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place.  Should any deed, conveyance or instrument in writing from the Company be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Company.

16.3                                                                        Duties of Debenture Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

16.4                                                                        Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, act and rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 16.5, if applicable, and with any other applicable requirements of this Indenture.  The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable.  Without restricting the foregoing, the Debenture Trustee may act and rely on an opinion of Counsel satisfactory to the Debenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Company.

16.5                                                                        Evidence and Authority to Debenture Trustee, Opinions, etc.

The Company shall furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Company or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Company, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this Section 16.5, or (b) the Debenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Company written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a)                                  a Certificate of the Manager, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)                                 in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)                                  in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Company whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employee of the Company it shall be in the form of a statutory declaration.  Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

The Company shall furnish to the Debenture Trustee at any time if the Debenture Trustee reasonably so requires, a Certificate of the Manager affirming compliance with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance.  The Company shall, whenever the Debenture Trustee so requires, furnish the Debenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Debenture Trustee as to any action or step required or permitted to be taken by the Company or as a result of any obligation imposed by this Indenture.

16.6                                                                        Debenture Trustee May Rely on Certificate of the Manager

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Trustee, if acting in good faith, may act and rely upon a Certificate of the Manager.

16.7                                                                        Experts, Advisers and Agents

The Debenture Trustee may:

(a)                                  employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, appraiser or other expert or advisor, whether obtained by the Debenture Trustee or by the Company, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)                                 employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof, and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Company.

16.8                                                                        Debenture Trustee May Deal in Debentures

Subject to Sections 16.1 and 16.3, the Debenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

16.9                                                                        Investment of Monies Held by Debenture Trustee

Upon receipt of a Written Direction of the Manager, the Debenture Trustee shall invest the funds in Government Obligations in its name in accordance with such direction.  Any direction from the Manager to the Debenture Trustee shall be in writing and shall be provided to the Debenture Trustee no later than 9:00 a.m. on the day on which the investment is to be made.  Any such direction received by Debenture Trustee after 9:00 a.m. or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. the next Business Day.  For the purpose of this Section, “Business Day” shall not include any day on which banks are not open for business in Toronto, Ontario.

In addition to any Written Direction of the Manager to invest cash in Government Obligations, the Debenture Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; provided that the Debenture Trustee and its Affiliates shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity other than at a rate, if any, established from time to time by the Debenture Trustee or one of its Affiliates.  For the purpose of this Section, “Affiliate” means affiliated companies within the meaning of the Business Corporations Act (Ontario) (“OBCA”); and includes Computershare Investor Services Inc. and each of their affiliates within the meaning of the OBCA.

The Debenture Trustee shall not be held liable for any losses incurred in the investment of any funds in Government Obligations.

16.10                                                                 Debenture Trustee will Disburse Only Monies Deposited

The Debenture Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

16.11                                                                 Debenture Trustee Not Ordinarily Bound

Except as provided in Section 9.2 and as otherwise specifically provided herein, the Debenture Trustee shall not, subject to Section 16.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company’s business, unless the Debenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 14, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

16.12                                                                 Debenture Trustee Not Required to Give Security

The Debenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

16.13                                                                 Debenture Trustee Not Bound to Act on the Company’s Request

Except as in this Indenture otherwise specifically provided, the Debenture Trustee shall not be bound to act in accordance with any direction or request of the Company or of the Directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Debenture Trustee, and the Debenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine.

16.14                                                                 Debenture Trustee Not Bound to Act

The Debenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Trustee, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.  Further, should the Debenture Trustee, in its sole judgment and acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 30 days’ written notice to the Company or any shorter period of time as agreed to by the Company, notwithstanding the provisions of Section 16.2 of this Indenture, provided that:

(a)                                  the Debenture Trustee’s written notice shall describe, if permissible by applicable legislation, the circumstances of such non-compliance; and

(b)                                 if such circumstances are rectified to the Debenture Trustee’s satisfaction within such 30 day period, then such resignation shall not be effective.

16.15                                                                 Debenture Trustee Protected in Acting

The Debenture Trustee may act and rely, and shall be protected in acting and relying absolutely, upon any resolution, Certificate of the Manager, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile transmission, directions or other paper document believed in good faith by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.  The Debenture Trustee shall be protected in acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration, affidavit or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

16.16                                                                 Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder

The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee shall issue receipts.

16.17                                                                 Authority to Carry on Business

The Debenture Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in all of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 16.13, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces or territories of Canada either become so authorized or resign in the manner and with the effect specified in Section 16.2.

16.18                                                                 Compensation and Indemnity

(a)                                  The Company shall pay to the Debenture Trustee from time to time compensation for its services hereunder as agreed separately by the Company and the Debenture Trustee, and shall pay and reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture shall be finally and fully performed.  The Debenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)                                 The Company hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers and employees and agents (collectively, the “Indemnified Parties” and each an “Indemnified Party”) from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against an Indemnified Party or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the negligent failure to act, or the wilful misconduct or bad faith of an Indemnified Party.  This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Debenture Trustee.  An Indemnified Party shall notify the Company promptly of any claim for which it may seek indemnity.  The Company shall defend the claim and the Indemnified Party shall co-operate in the defence.  An Indemnified Party may have separate counsel and the Company shall pay the reasonable fees and expenses of such Counsel.  The Company need not pay for any settlement made without its consent, which consent must not be unreasonably withheld.  This indemnity shall survive the resignation or removal of the Debenture Trustee or the discharge of this Indenture.

(c)                                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by any Indemnified Party through any of such party’s negligence, wilful misconduct or bad faith.

16.19                                                                 Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

16.20                                                                 Withholding Obligation

(a)                                  For greater certainty, the Debenture Trustee shall, as directed by the Company, withhold, from any payment made to a holder of a Debenture pursuant to the terms of this Indenture, whether of interest or other amounts, and including with respect to delivery of IPSs or other securities or property upon conversion of Debentures, the amount of any applicable withholding taxes required or permitted to be withheld in respect of such payment, and the Debenture Trustee shall remit such withheld amounts to the appropriate governmental authority, as and when required.

(b)                                 In connection with the Debenture Trustee’s obligation to withhold pursuant to Section 16.20(a) above, to the extent any payment to be made to a holder of a Debenture pursuant to the terms of this Indenture is to be satisfied by the Company delivering, or causing the delivery of, IPSs or other securities or property to the

Debentureholder (including, without limitation, the delivery of IPSs or other securities or property upon a conversion of Debentures pursuant to Article 7), the Debenture Trustee shall, subject to Applicable Laws, upon the written direction of the Company but for the account of the Debentureholder, sell, through the investment banks, registered brokers or registered dealers or other Persons selected by the Company, out of the IPSs or other securities or property issued on conversion pursuant to Article 7 or otherwise, such number of IPSs or other securities that is sufficient to yield net proceeds (after payment of all costs) to cover the amount of applicable withholding taxes required to be withheld, and the Debenture Trustee shall withhold such net proceeds and remit such amounts to the appropriate governmental authority, as and when required.  Any amounts of net proceeds (after payment of all costs) in excess of the amount required to cover applicable withholding taxes will be remitted to the Debentureholder.

(c)                                  For the purposes of determining the appropriate withholdings to be made from any payment to be made to a holder of a Debenture, the Company and the Debenture Trustee agree to co-operate and to provide each other with any relevant information they have with respect to the holders of the Debentures.  For greater certainty, the parties acknowledge and agree that the withholding tax obligations with respect to a conversion of Debentures may be different than those in connection with interest or other payments on the Debentures.

ARTICLE 17

SUPPLEMENTAL INDENTURES

17.1                                                                        Supplemental Indentures

From time to time the Debenture Trustee and, when authorized by a resolution of the Directors, the Company, may, and shall when required by this Indenture, subject to the prior written approval of the TSX, as required, execute, acknowledge and deliver by its proper officers, deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)                                  providing for the issuance of Additional Debentures under this Indenture;

(b)                                 adding to the covenants of the Company herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(c)                                  making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Trustee (relying on an opinion of Counsel), will not be prejudicial to the interests of the Debentureholders;

(d)                                 evidencing the succession, or successive successions, of others to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)                                  giving effect to any Extraordinary Resolution passed as provided in Article 14;

(f)                                    approving amendments to this Indenture which, in the opinion of the Debenture Trustee relying on the advice of Counsel, are necessary or desirable to prevent the assets of the Company from being treated for any purpose of ERISA or Section 4975 of the U.S. Tax Code as assets of any “employee benefit plan”, as defined in Section 3 of ERISA, that is subject to Title I of ERISA, or of any “plan” as defined in, and subject to, Section 4975 of the U.S. Tax Code or to prevent the Company or any Affiliate of the Company from engaging in a “prohibited transaction” described in Section 406 of ERISA or as defined in Section 4975(c) of the U.S. Tax Code; and

(g)                                 for any other purpose not inconsistent with the terms of this Indenture, provided that, in the opinion of the Debenture Trustee (relying on an opinion of Counsel), the rights of the Debentureholders are in no way prejudiced thereby.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture.  The Company and the Debenture Trustee (relying on the opinion of Counsel) may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be properly done in accordance with applicable law in the United States without the consent or approval of the Debentureholders.  Further, the Company and the Debenture Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Company provided for the issue of Debentures, providing that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders and the Senior Creditors are in no way prejudiced thereby.

ARTICLE 18

SECURITY

18.1                                                                        Security Documents

The Company hereby agrees to, and agrees to cause the Guarantors to, execute and deliver the Security Documents, to the extent not already delivered, in form and substance satisfactory to the Collateral Agent acting reasonably, as continuing collateral security for the due, prompt and complete payment, performance and satisfaction by the Company and the Guarantors of all of their indebtedness, liabilities and obligations of every nature whatsoever (whether present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, wheresoever and howsoever incurred, including any ultimate unpaid balance thereof, in any currency, and whether incurred prior to, at the time of or subsequent to the execution of this Indenture) to the Debenture Trustee, the Collateral Agent and the Securityholders, in connection with this Indenture and the Security Documents.

ARTICLE 19

EXECUTION AND FORMAL DATE

19.1                                                                        Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

19.2                                                                        Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of October 11, 2006 irrespective of the actual date of execution hereof.

IN WITNESS whereof the parties hereto have executed these presents by the hands of their proper officers.

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Professional, Corporate Trust

Per:	/s/ Ann Samuel
Name: Ann Samuel
Title: Administrator, Corporate Trust

ATLANTIC POWER CORPORATION, by its manager, ATLANTIC POWER MANAGEMENT, LLC

Per:	/s/ Barry Welch
	Name:	Barry Welch
	Title:	President and Chief Executive Officer

Signature Page – Trust Indenture

ATLANTIC POWER CORPORATION

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COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “A” TO THE TRUST INDENTURE

Form of Debenture

SCHEDULE “A”

This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof.  This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture.  Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited (“CDS”) to the Company or its transfer agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS, (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since as the registered holder hereof, CDS & CO. has an interest herein.

Certificate No. 1

CUSIP No. 04878QAH6	CDN$60,000,000

ATLANTIC POWER CORPORATION

(A corporation continued under and governed by the laws of the Province of British Columbia)

6.25% CONVERTIBLE SECURED DEBENTURE

DUE October 31, 2011

ATLANTIC POWER CORPORATION (“the Company”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of October 11, 2006 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”), promises to pay to the registered holder hereof on October 31, 2011 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of sixty million dollars (CDN$60,000,000) in lawful money of Canada (CDN$60,000,000) on presentation and surrender of this Initial Debenture at the principal offices of the Debenture Trustee in Toronto, Ontario in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 6.25% per annum, in like money, in arrears semi-annually (less any withholding tax required or permitted by law to be deducted) on April 30 and October 31 in each year commencing on April 30, 2007 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date or the earlier date of redemption) to fall due on the Maturity Date and, should the Company at any time make default in the payment of any principal, premium or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates.  For certainty, the first interest payment will include interest accrued from October 11, 2006 to, but excluding, April 30, 2007, which will be equal to CDN$34.42 for each CDN$1,000 principal amount of the Initial Debentures.

Interest hereon shall be payable by electronic transfer of funds to the registered holder hereof or such other means provided in the Indenture and, subject to the provisions of the Indenture, the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture.

This Initial Debenture is one of the Debentures of the Company issued or issuable in one or more series under the provisions of the Indenture.  The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of CDN$60,000,000 in lawful money of Canada.  Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Company and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth, and to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of CDN$1,000 and integral multiples thereof.  Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Any part, being CDN$1,000 or an integral multiple thereof, of the principal of this Initial Debenture, provided that the principal amount of this Initial Debenture is in a denomination in excess of CDN$1,000, is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal offices of the Debenture Trustee in the City of Toronto, Ontario, at any time prior to the close of business on the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Initial Debenture, into IPSs (without adjustment for interest accrued hereon or for dividends, distributions or interest payments on the IPSs issuable upon conversion) at a conversion price of CDN$12.40 per IPS (the “Conversion Price”), being a conversion ratio of approximately 80.6452 for each CDN$1,000 principal amount of Debentures so converted, all subject to the terms and conditions and in the manner set forth in the Indenture.  The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified.  No fractional IPSs will be issued on any conversion but in lieu thereof, the Company will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture.  No adjustment in the number of IPSs to be issued upon conversion will be made for distributions, dividends or interest payments on IPSs issuable upon conversion or for interest accrued on Initial Debentures surrendered for conversion.  Holders converting their Initial Debentures will receive interest which has accrued and is unpaid in respect thereof from the most recent Interest Payment Date to which interest has been paid to, but not including, the Date of Conversion.

This Initial Debenture may be redeemed at the option of the Company on the terms and conditions set out in the Indenture at the Redemption Price therein and herein set out provided that this Initial Debenture is not redeemable prior to or on October 31, 2009.  After October 31, 2009 and prior to the Maturity Date, this Initial Debenture is redeemable at the Redemption Price at the option of the Company provided that the Company files with the Debenture Trustee on the day

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preceding the day on which notice of redemption of this Initial Debenture is first given, a Certificate of the Manager certifying that the weighted average price of the IPSs on the Toronto Stock Exchange (or elsewhere in accordance with the Indenture) for 20 consecutive trading days, ending on the fifth trading day preceding the day prior to the date on which such notice is given, is at least 125% of the Conversion Price then in effect.

Upon the occurrence of a Change of Control, each holder of Initial Debentures may subject to the terms and provisions of Section 2.4(h) and Article 6 of the Indenture require the Company to purchase the whole or any part of such holder’s Initial Debentures at a price equal to 101% of the principal amount of such Initial Debentures plus accrued and unpaid interest up to, but excluding, the date the Initial Debentures are so repurchased (the “Put Right”).  The Company shall satisfy such purchase price by payment in cash.  If 90% or more of the principal amount of all Initial Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Put Right, the Company has the right to redeem all the remaining outstanding Initial Debentures on the same date and at the same price.

If an Offer for outstanding Debentures of a series (other than Debentures held by or on behalf of the Offeror, Associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) is made and 90% or more of the outstanding principal amount of the Debentures is taken up and paid for by the Offeror, the Offeror wil1 be entitled to acquire the Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Debentures.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct secured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Secured Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

Any payment of money to any holder of Debentures will be reduced by the amount of applicable withholding taxes, if any.  The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal offices of the Debenture Trustee in Toronto and in such other place or places and/or by such other registrars (if any) as the Company with the approval of the Debenture Trustee may designate.  No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation.  Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

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The following ownership restrictions apply to this Debenture (as well as to the IPSs of the Company) and are set out in Article 3 of the Indenture: “Prohibition Against Ownership by Certain United States Retirement Plans”; “Limitation on United States Resident Ownership”; and “Limitation on Ownership by Electric Utilities and Others”.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.  In the event that the terms and conditions stated in this Debenture conflict, or are inconsistent, with the terms and conditions of the Indenture, the Indenture shall prevail and take priority.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF ATLANTIC POWER CORPORATION has caused this Debenture to be signed by its authorized signatories as of the 11th day of October, 2006.

ATLANTIC POWER CORPORATION

Per:
Name:
Title:

5

(FORM OF DEBENTURE TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the 6.25% Convertible Secured Debentures due October 31, 2011 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Debenture Trustee or other registrar)

Signature of Debenture Trustee or Registrar

CDS & Co.

85 Richmond Street West

Toronto, Ontario

M5H 2C9

Date of Registration:

In Whose Name Registered: CDS & Co.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto •, whose address, if applicable, is set forth below, this Initial Debenture (or $• principal amount hereof*) of ATLANTIC POWER CORPORATION standing in the name(s) of the undersigned in the register maintained by ATLANTIC POWER CORPORATION with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code):

(*) If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be CDN$1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of CDN$1,000, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

Signature of transferring registered holder

EXHIBIT “1”

TO CDS GLOBAL DEBENTURE

ATLANTIC POWER CORPORATION

6.25% CONVERTIBLE SECURED DEBENTURES

Initial Principal Amount: CDN$60,000,000	CUSIP: 04878QAH6

Signature of the Debenture Trustee:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

ATLANTIC POWER CORPORATION

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COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “B” TO THE TRUST INDENTURE

Form of Redemption Notice

SCHEDULE “B”

FORM OF REDEMPTION NOTICE

To:                              Holders of 6.25% Convertible Secured Debentures (the “Debentures”) of Atlantic Power Corporation (the “Company”)

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 5.3 of the trust indenture (the “Indenture”) dated as of October 11, 2006, 2006 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”), that the aggregate principal amount of CDN$60,000,000 of the CDN$• of Debentures outstanding will be redeemed as of •, 20• (the “Redemption Date”), upon payment of a redemption amount of CDN$• for each CDN$1,000 principal amount of Debentures, being equal to the aggregate of (i) CDN$• (the “Redemption Price”), and (ii) accrued and unpaid interest on such redeemed Debentures to but excluding the Redemption Date, in each case less any withholding taxes required to be deducted (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada
100 University Ave., 9th Floor
Toronto, Ontario, M5J 2Y1
Attention:  •

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redemption Price pursuant to the Indenture.

DATED:

ATLANTIC POWER CORPORATION

By:
Authorized Signatory

ATLANTIC POWER CORPORATION

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COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “C” TO THE TRUST INDENTURE

Form of Maturity Notice

SCHEDULE “C”

FORM OF MATURITY NOTICE

TO:                                                                                Holders of 6.25% Convertible Secured Debentures due October 31, 2011 (the “Debentures”) of Atlantic Power Corporation (the “Company”)

AND TO:                                             Computershare Trust Company of Canada, as Debenture Trustee

NOTE:                                                            All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to the Trust Indenture (the “Indenture”) dated as of October 11th, 2006 between the Company and Computershare Trust Company of Canada, as debenture trustee (the “Debenture Trustee”), that the Debentures are due and payable as of October 31, 2011 (the “Maturity Date”) and the Company hereby advises the holders of Debentures that it will deliver to holders of Debentures a cash payment upon presentation and surrender of the Debentures representing any principal amount and all accrued and unpaid interest to the Maturity Date, to which the holder is entitled.

DATED:            •

ATLANTIC POWER CORPORATION

Per:

ATLANTIC POWER CORPORATION

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COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “D” TO THE TRUST INDENTURE

Form of Notice of Conversion

SCHEDULE “D”

FORM OF NOTICE OF CONVERSION

TO:                            ATLANTIC POWER CORPORATION

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 6.25% Convertible Secured Debentures in the principal amount of CDN$• irrevocably elects to convert such Debentures (or CDN$• principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the IPSs of Atlantic Power Corporation issuable upon a conversion (net of applicable withholding taxes, if any) be issued and delivered to the person indicated below.  (If IPSs are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated:
(Signature of Registered Holder)

(*) If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be CDN$1,000 or integral multiples thereof).

(Print name in which IPSs are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

ATLANTIC POWER CORPORATION

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COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE “E” TO THE TRUST INDENTURE

Form of Notice of Put Exercise

SCHEDULE “E”

FORM OF NOTICE OF PUT EXERCISE

(Change of Control)

PUT EXERCISE

TO:                            ATLANTIC POWER CORPORATION (the “Company”)

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 6.25% Convertible Secured Debentures in the principal amount of CDN$60,000,000 irrevocably elects to put such Debentures (or CDN$• principal amount thereof*) to the Company to be purchased by the Company on • (the “Put Date”) in accordance with the terms of the Indenture referred to in such Debentures at a price of CDN$• for each CDN$1,000 principal amount of Debentures plus all accrued and unpaid interest thereon to, but excluding, the Put Date (collectively, the “Total Put Price”) and tenders herewith the Debentures,

Date:
(Signature of Registered Holder)

*                                         If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be CDN$1,000 or integral multiples thereof).

The total Put Price (after deduction of applicable taxes) will be payable upon presentation and surrender of the Debentures with this form on or after the Put Date at the following corporate trust office:

Computershare Trust Company of Canada
100 University Ave., 9th Floor
Toronto, Ontario M5J 2Y1

The interest upon the principal amount of Debentures put to the Company shall cease to be payable from and after the Put Date unless payment of the Total Put Price shall not be made on presentation for surrender of such Debentures at the above mentioned corporate trust office on or after the Put Date or prior to the setting aside of the Total Put Price pursuant to the Indenture dated October 11th, 2006 between the Company and Computershare Trust Company of Canada as trustee.

SCHEDULE 1

GUARANTORS

Atlantic Power Holdings, LLC

Teton Power Funding, LLC

Epsilon Power Funding, LLC

Teton New Lake, LLC

Onondaga Cogeneration Limited Partnership

MP Power LLC

Teton East Coast Generation LLC

Teton Fuels Mid-Georgia LLC

Teton Selkirk LLC

Badger Power Generation I LLC

Badger Power Generation II LLC

Baker Lake Hydro LLC

Dade Investment, L.P.

Geddes II Company LLC

Geddes Cogeneration Company LLC

MEP Rumford, LLC

NCP Dade Power LLC

NCP Houston Power LLC

NCP Pasco LLC

NCP Perry LLC

Olympia Hydro LLC

Orlando Power Generation I LLC

Orlando Power Generation II LLC

Stockton CoGen (II) LLC

Teton Operating Services, LLC

SCHEDULE 2

PLEDGORS

Atlantic Power Corporation

Atlantic Power Holdings, LLC

Teton Power Funding, LLC

Epsilon Power Funding, LLC

NCP Dade Power LLC

NCP Pasco LLC

Teton East Coast Generation LLC

Geddes II Company LLC

Geddes Cogeneration Company LLC

Onondaga Cogeneration Limited Partnership

PLEDGE AGREEMENTS

Pledge Agreement by the Company in respect of its membership interest in Atlantic Power Holdings, LLC

Pledge Agreement by Atlantic Power Holdings, LLC in respect of its membership interests in Teton Power Funding, LLC and Epsilon Power Funding, LLC

Pledge Agreement by Epsilon Power Funding, LLC in respect of its membership interest in MP Power LLC

Pledge Agreement by Teton Power Funding, LLC in respect of its membership interests in Baker Lake Hydro LLC, Badger Power Generation I LLC, Badger Power Generation II LLC, Stockton CoGen (II) LLC, Orlando Power Generation I LLC, Orlando Power Generation II LLC, Rockfort Power - Cayman Islands LLC and MEP Rumford, LLC

Pledge Agreement by Teton East Coast Generation LLC in respect of its membership interest in NCP Houston Power LLC, NCP Perry LLC, NCP Dade Power LLC, NCP Pasco LLC, Geddes II Company LLC, Geddes Cogeneration Company LLC, Teton Selkirk LLC, Teton Fuels Mid-Georgia LLC and Teton New Lake, LLC

Pledge Agreement by NCP Dade Power LLC in respect of its partnership interest in Dade Investment, L.P.

Pledge Agreement by NCP Pasco LLC in respect of its partnership interest in Dade Investment, L.P.

Pledge Agreement by Geddes II Company, LLC in respect of its partnership interest in Onondaga Cogeneration Limited Partnership

Pledge Agreement by Geddes Cogeneration Company LLC in respect of its partnership interest in Onondaga Cogeneration Limited Partnership

Pledge Agreement by Onondaga Cogeneration Limited Partnership in respect of its membership interest in Onondaga Power Swap Holdings, LLC

SECURITY AGREEMENT

Security Agreement by Onondaga Cogeneration Limited Partnership in respect of substantially all of its assets

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